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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SBA COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which the transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 4, 2008

Dear Shareholder:

It is my pleasure to invite you to attend SBA Communications Corporation’s 2008 Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 6, 2008 at 10:00 a.m. local time at our corporate office, located at 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. The Proxy Statement and the accompanying form of proxy are being mailed to our shareholders on or about April 4, 2008.

The Board of Directors welcomes this opportunity to have a dialogue with our shareholders and looks forward to your comments and questions. If you are a shareholder of record who plans to attend the meeting, please mark the appropriate box on your proxy card or follow the prompts or instructions via the internet or by phone for indicating your attendance at the meeting. If your shares are held by a bank, broker or other intermediary and you intend to vote at the meeting, please bring with you evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement).

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card or vote via the internet or by phone as detailed in the proxy statement as soon as possible. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on May 6, 2008.

Sincerely,

Steven E. Bernstein

Chairman of the Board

HOW TO VOTE

Most shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other shareholders living in your household, you may receive only one copy of our Proxy Statement and 2007 Annual Report. Please see the response to the question “What is “householding” and how does it affect me?” for more information on this important shareholder program.

Shareholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. Please see the response to the question “Can I access the Notice of Annual Meeting, Proxy Statement and 2007 Annual Report on the Internet?” for more information on electronic delivery of proxy materials.

SBA Communications Corporation

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m., local time on Tuesday, May 6, 2008.

PLACE	SBA Communications Corporation
5900 Broken Sound Parkway NW
Boca Raton, Florida 33487

ITEMS OF BUSINESS	•	To elect two members of the Board of Directors, each for a term of three years, in each case, until their successors are duly elected and qualified.

•	To approve our 2008 Employee Stock Purchase Plan.

•	To ratify the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2008 fiscal year.

•	To transact such other business as may properly come before the meeting and any adjournment or postponement.

RECORD DATE	You can vote if you were a shareholder of record on March 10, 2008.

ANNUAL REPORT	Our 2007 Annual Report is enclosed with these materials as a separate booklet. The 2007 Annual Report is not a part of the proxy solicitation materials.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See the response to the question “How do I vote?”.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2008.

A copy of this Notice, the accompanying Proxy Statement for the 2008 Annual Meeting of Shareholders and our 2007 Annual Report are available at www.edocumentview.com/SBAC.

April 4, 2008

i

SBA Communications Corporation

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

PROXY STATEMENT

Annual Meeting of Shareholders to be held on May 6, 2008

I.	INFORMATION ABOUT VOTING

Some Questions You May Have Regarding this Proxy Statement

Q:	Why am I being asked to review these materials?

A:	The accompanying proxy is solicited on behalf of the Board of Directors of SBA Communications Corporation, a Florida corporation. We are providing these proxy materials to you on or about April 4, 2008 in connection with our annual meeting of shareholders, to be held at our corporate office, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487, on Tuesday, May 6, 2008 at 10 a.m., local time. As a shareholder, you are invited to attend the annual meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:	Who may vote at the meeting?

A:	You may vote all of the shares of our Class A common stock that you owned at the close of business on March 10, 2008, the record date. On the record date, we had 108,519,710 shares of our Class A common stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of our Class A common stock held by you on all matters presented at the meeting.

Q:	What proposals will be voted on at the meeting?

A:	There are three proposals to be considered and voted on at the meeting, which are:

1.	To elect two members of the Board of Directors, each for a term of three years, in each case, until their successors are duly elected and qualified.

2.	To approve our 2008 Employee Stock Purchase Plan.

3.	To ratify the appointment of Ernst & Young LLP (“E&Y”) as our independent registered certified public accounting firm for the 2008 fiscal year.

We will also consider other business that properly comes before the meeting in accordance with Florida law and our bylaws.

Q:	How does the Board of Directors recommend I vote?

A:	Please see the information included in the proxy statement relating to each of the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the nominees to the Board of Directors.

2.	“FOR” approval of our 2008 Employee Stock Purchase Plan.

3.	“FOR” ratification of E&Y as our independent registered certified public accounting firm for the 2008 fiscal year.

I INFORMATION ABOUT VOTING	1

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Steven E. Bernstein and Jeffrey A. Stoops, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Florida law and our bylaws.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with SBA’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “shareholder of record.” The Notice of Annual Meeting, Proxy Statement, 2007 Annual Report, and the proxy card have been sent directly to you by SBA.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting, Proxy Statement, 2007 Annual Report, and the proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

Q:	How do I vote?

A:	Voting Alternatives:

•	Via the Internet at www.envisionreports.com/SBAC.

•	By phone, at 1-800-652-VOTE (8683).

•	By completing and mailing in the paper proxy card.

Please carefully consider the information contained in the proxy statement and vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

We encourage you to register your vote via the Internet. If you attend the meeting, you may also submit your vote in person and any votes that you previously submitted—whether via the Internet, by phone or by mail—will be superseded by the vote that you cast at the meeting. To vote at the meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in this proxy statement or as otherwise specified by you.

Steven E. Bernstein and Jeffrey A. Stoops are directors of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

You may vote via the Internet or by phone until 11:59 p.m., Eastern Standard Time, on May 5, 2008, or the Company’s agent must receive your paper proxy card on or before May 6, 2008.

I INFORMATION ABOUT VOTING	2

Q:	What constitutes a quorum, and why is a quorum required?

A:	We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting, except that under our bylaws, in no event shall a quorum consist of less than one-third of the shares entitled to vote. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting of Shareholders at a later date.

Q:	What is “householding” and how does it affect me?

A:	We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and 2007 Annual Report, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement and accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: 250 Royall Street, Canton, MA 02021; or by telephone: in the U.S., Puerto Rico and Canada, 1-800-733-9393; outside the U.S., Puerto Rico and Canada, 1-781-575-4591).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Q:	Is there a list of shareholders entitled to vote at the Annual Meeting?

A:	The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Q:	What is a broker non-vote?

A:	A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on Proposal 1, the election of directors, and Proposal 3, the ratification of Ernst & Young LLP as our independent registered certified public accounting firm, even if the record holder does not receive voting instructions from you.

I INFORMATION ABOUT VOTING	3

The record holder may not vote on Proposal 2, the approval of our 2008 Employee Stock Purchase Plan, absent instructions from you. Without your voting instructions, a broker non-vote will occur.

Q:	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

A:

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Directors	Plurality	Yes

Approval of 2008 Employee Stock Purchase Plan	Majority	No

Ratification of E&Y	Majority	Yes

•	Election of Directors

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions and, if applicable, broker non-votes, are not counted as votes cast for a nominee.

•	Approval of 2008 Employee Stock Purchase Plan

Under our bylaws, a majority of the votes cast is required to approve the 2008 Employee Stock Purchase Plan. Abstentions are not counted as votes cast for this proposal.

•	Ratification of E&Y

Under our bylaws, a majority of the votes cast is required to approve the ratification of E&Y as our independent registered certified public accounting firm. Abstentions and, if applicable, broker non-votes, are not counted as votes cast for this proposal.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If you are a beneficial shareholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Where can I find voting results of the meeting?

A:	We will announce general voting results at the meeting and publish final detailed voting results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008 or in an earlier filed Form 8-K.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:	We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to shareholders. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain of our officers, directors and regular employees.

I INFORMATION ABOUT VOTING	4

Q:	Can I access the Notice of Annual Meeting, Proxy Statement and 2007 Annual Report on the Internet?

A:	Under rules recently adopted by the SEC, we are now furnishing proxy materials to our shareholders on the Internet, in addition to mailing printed copies of those materials to each shareholder. A copy of the Notice of Annual Meeting, this Proxy Statement and our 2007 Annual Report are available at www.edocumentview.com/SBAC.

Q:	Whom should I call with other questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2007 Annual Report, please contact: SBA Communications Corporation 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487, Attention: Investor Relations, Telephone: (561) 995-7670.

Q:	How can I communicate with the Company’s Board of Directors?

A:	Shareholders may communicate with the Board of Directors by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our corporate office located at 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487. A shareholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of Class A common stock of SBA. Our Corporate Secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (i) the purchase or sale of products or services, (ii) communications from landlords relating to our obligations or the obligations of one of our subsidiaries under a lease, (iii) communications from tenants relating to our obligations or the obligations of one of our subsidiaries under a lease, (iv) communications from suppliers or vendors relating to our obligations or the obligations of one of our subsidiaries to such supplier or vendor, (v) communications from pending or threatened opposing parties in legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (vi) any other communications that the Corporate Secretary deems, in his or her reasonable discretion, unrelated to the business of SBA. The Corporate Secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relates to our accounting and auditing practices shall also be sent directly to the Chairman of the Audit Committee, whether or not it was directed to such person.

I INFORMATION ABOUT VOTING	5

II.	PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors, divided into three classes. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for current Class III directors will expire at the 2008 Annual Meeting of Shareholders. Our current directors and classifications are as follows:

Class I	Class II	Class III
Brian C. Carr	Jack Langer	Steven E. Bernstein
Philip L. Hawkins	Jeffrey A. Stoops	Duncan H. Cocroft
Steven E. Nielsen

The Nominating and Corporate Governance Committee has recommended that Messrs. Bernstein and Cocroft, the current Class III directors, be nominated for re-election for a three-year term, expiring at the 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Each of the nominees has consented to be named in this proxy statement and to serve as a member of our Board of Directors if elected. In the event that a nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees as Class III directors. Our management has no reason to believe that the nominees will not serve if elected.

Nominees to Serve for a Three Year Term Expiring in 2011

Steven E. Bernstein, 47, our founder, has served as our Chairman since our inception in 1989 and was our Chief Executive Officer from 1989 to 2001. From 1986 to 1989, Mr. Bernstein was employed by McCaw Cellular Communications. Mr. Bernstein was the Personal Communications Industry Association’s 1996 Entrepreneur of the Year.

Duncan H. Cocroft, 64, has served as a director of SBA since August 2004. Mr. Cocroft is a private investor who retired in March 2004 from Cendant Corporation, a provider of consumer and business services primarily in the travel and real estate services industries. Mr. Cocroft was Executive Vice President—Finance and Treasurer of Cendant and Executive Vice President and Chief Financial Officer of PHH Corporation, Cendant’s wholly-owned finance subsidiary. Prior to joining Cendant in June 1999, Mr. Cocroft served as Senior Vice President and Chief Administrative Officer of Kos Pharmaceuticals, where he was responsible for finance, information systems and human resources. His other prior senior management positions include Vice President—Finance and Chief Financial Officer of International Multifoods, an operator of food manufacturing businesses in the U.S. and Canada, and Vice President and Treasurer of Smithkline Beckman, a pharmaceutical company.

Continuing Directors

Directors Whose Terms Expire in 2009

Brian C. Carr, 46, has served as a director of SBA since May 2004. Since January 2007, Mr. Carr has served as a consultant to certain medical diagnostics companies providing pathology and radiology services. Mr. Carr previously served as Chairman and Chief Executive Officer of American Esoteric Laboratories, a company engaged in advanced clinical laboratory testing, from June 2003 until January 2007 when it was acquired by Sonic Healthcare Limited. From November 2000 to April 2003, Mr. Carr was the President and a director of AmeriPath, Inc., a publicly held anatomic pathology laboratory company. From March 1997 to November 2000, Mr. Carr was the founder, President, Chief Executive Officer and a director of InformDX, a pathology services company that was acquired by AmeriPath.

II PROPOSAL 1—ELECTION OF DIRECTORS	6

Philip L. Hawkins, 51, has served as a director of SBA since August 2004. Mr. Hawkins has served as the Chief Executive Officer of DCT Industrial Trust, Inc., a publicly traded real estate investment trust focused on the acquisition, development and operation of bulk distribution properties in the United States and Mexico, since October 2006. Previously, Mr. Hawkins served as President and director of CarrAmerica Realty Corporation, a publicly traded real estate investment trust, from March 2002 to July 2006 and as Chief Operating Officer from October 1998 to March 2002. Prior to joining CarrAmerica in 1996, Mr. Hawkins was employed by Jones Lang LaSalle, a real estate services company. Mr. Hawkins also serves on the Board of Directors of DCT Industrial Trust, Inc. Mr. Hawkins also serves as a Governor of the National Association of Real Estate Investment Trusts.

Steven E. Nielsen, 45, has served as a director of SBA since November 2001. Mr. Nielsen has served as President and Chief Executive Officer of Dycom Industries, Inc., a publicly traded provider of engineering, construction and maintenance services to telecommunication providers, since March 1999. From August 1996 to March 1999, Mr. Nielsen served as President and Chief Operating Officer of Dycom Industries, Inc. and from February 1996 to August 1996 as Vice President of Dycom Industries, Inc. Mr. Nielsen also serves as Chairman of the Board of Directors of Dycom Industries, Inc.

Directors Whose Terms Expire in 2010

Jack Langer, 59, has served as a director of SBA since May 2004. Mr. Langer is a private investor. From April 1997 to December 2002, Mr. Langer served as Managing Director and the Global Co-Head of the Media Group at Lehman Brothers Inc. From 1995 to 1997, Mr. Langer served as the Managing Director and Head of Media Group at Bankers Trust & Company. From 1990 to 1994, Mr. Langer served as Managing Director and Head of Media Group at Kidder Peabody & Company, Inc. Mr. Langer also serves on the Board of Directors of CKX, Inc., a publicly traded company engaged in the ownership, development and commercial utilization of entertainment content.

Jeffrey A. Stoops, 49, President, Chief Executive Officer and director, joined SBA in April 1997 and has served as a director of SBA since August 1999. Mr. Stoops was appointed Chief Executive Officer effective as of January 2002, President in April 2000, and previously served as our Chief Financial Officer.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” each of the directors nominated.

II PROPOSAL 1—ELECTION OF DIRECTORS	7

III.	PROPOSAL 2—ADOPTION OF 2008 EMPLOYEE STOCK PURCHASE PLAN

On March 28, 2008, our Compensation Committee adopted the SBA Communications Corporation 2008 Employee Stock Purchase Plan (the “2008 Purchase Plan”), subject to shareholder approval, and with an effective date of June 1, 2008. The full text of the 2008 Purchase Plan is set forth as Appendix A to this Proxy Statement.

Summary of Plan

Purpose

The purpose of the 2008 Purchase Plan is to provide our employees and the employees of our subsidiaries with the opportunity to acquire a stock ownership interest in us through the purchase of our Class A common stock and, thus, to have a stronger incentive to work for our continued success as measured through stock price appreciation. The 2008 Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The 2008 Purchase Plan will be administered by the Compensation Committee. Subject to the provisions of the 2008 Purchase Plan, the Compensation Committee is authorized to determine any questions arising in the administration, interpretation and application of the 2008 Purchase Plan, and to make such uniform rules as may be necessary to carry out its provisions.

Eligibility and Number of Shares

The maximum aggregate number of shares of our Class A common stock that may be purchased through the 2008 Purchase Plan is 500,000 shares of Class A common stock, subject to appropriate adjustments by the Compensation Committee in the event of certain changes in the outstanding shares of Class A common stock by reason of stock dividends, stock splits or other subdivisions.

Any of our employees and the employees of any of our subsidiaries (including officers and any directors who are also employees) will be eligible to participate in the 2008 Purchase Plan for any Option Period (as defined below) so long as, on the first day of such Option Period, the employee has been continuously employed for at least 90 consecutive days and the employee is employed at least 20 hours per week and for more than 5 months in any calendar year. An “Option Period” means any of the four quarterly periods ending on May 31, August 31, November 30 and February 28 (29th in leap years), respectively, of each year during which participants make contributions to the 2008 Purchase Plan.

Any eligible employee may elect to become a participant in the 2008 Purchase Plan for any Option Period by delivering to us a written payroll deduction authorization on a form prescribed by us or a written notice of election to participate in the 2008 Purchase Plan by lump sum payment on a form prescribed by us on the close of business on the last business day of the calendar month prior to the commencement of an Option Period (as defined below). The written payroll deduction authorization will authorize payroll deductions beginning with the first payday in such Option Period and continuing until the employee modifies his or her authorization, withdraws from the 2008 Purchase Plan or ceases to be eligible to participate. An “Option Period” means the quarterly period ending with each Offering Date, or March 1-May 31, June 1-August 31, September 1-November 30 and December 1-February 28 (29th in leap years), respectively, of each year.

No employee may participate in the 2008 Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of our stock. As of March 28, 2008, we have approximately 575 employees who are eligible to participate in the 2008 Purchase Plan.

III PROPOSAL 2—ADOPTION OF 2008 EMPLOYEE STOCK PURCHASE PLAN	8

Participation

An eligible employee who elects to participate in the 2008 Purchase Plan will authorize us to make payroll deductions or will make a lump sum payment: (i) equal to at least 1% of his or her compensation as of the Offering Date; (ii) equal to at least $5.00 per pay period, if payroll deduction is selected; and (iii) that is expressed either as a whole number percentage or a fixed dollar amount. A participant may elect to stop participating in the 2008 Purchase Plan during an Option Period by delivering to us a written notice of such early termination. Upon delivery of such notice, all future payroll deductions will cease or the participant will be relieved from any future lump sum payment obligations, as the case may be. Upon such early termination, a participant may elect to: (i) withdraw from the 2008 Purchase Plan; or (ii) have amounts credited to his or her plan account for the purchase of our Class A common stock. If a participant chooses to withdraw from the 2008 Purchase Plan, we will refund the entire amount, if any, in his or her plan account to him within 21 days of our receipt of the notice of withdrawal. Any participant who withdraws from the 2008 Purchase Plan will not be eligible to reenter the 2008 Purchase Plan until the next succeeding Option Period.

Purchase of Stock

As of the applicable Offering Date (as defined below), the amounts withheld for a participant in the 2008 Purchase Plan will be used to purchase shares of our Class A common stock. The purchase price of each share will be equal to 85% of the Fair Market Value (as defined in the 2008 Purchase Plan) of a share of Class A common stock on the Offering Date. An “Offering Date” under the 2008 Purchase Plan is the last day of each Option Period (May 31, August 31, November 30 and February 28 (29th in leap years)) of each calendar year on which participants purchase shares of our Class A common stock under the 2008 Purchase Plan. All amounts so withheld will be used to purchase the number of shares of Class A common stock that can be purchased with such amounts at such price. On March 28, 2008, the closing sales price of a share of our Class A common stock reported on the Nasdaq Global Select Market was $30.10.

No more than $25,000 in Fair Market Value (determined by the Fair Market Value of the Class A common stock at the time the option is granted) of shares of Class A common stock may be purchased by any participant for each calendar year under the 2008 Purchase Plan. If purchases by all participants would exceed the number of shares of Class A common stock available for purchase under the 2008 Purchase Plan, each participant will be allocated a ratable portion of such available shares. Any amount not used to purchase shares of Class A common stock will be refunded to the participant in cash.

Shares of Class A common stock acquired by each participant will be electronically delivered to a brokerage account in the participant’s name with Salomon Smith Barney. Each participant will be entitled to vote all shares held for the benefit of such participant in such brokerage account. Certificates for the number of shares of Class A common stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative. Although we currently establish brokerage accounts with Salomon Smith Barney for all participating employees, we may in the future establish brokerage accounts with a different broker. We will advise the participants in advance of any change.

Merger, Acquisition or Liquidation

If we are merged or consolidated into another corporation, or if another corporation acquires all or substantially all of our assets or 80% or more of our then outstanding voting stock, or if we are liquidated or dissolved, the date of exercise with respect to outstanding options to purchase our Class A common stock will be accelerated to the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Compensation

III PROPOSAL 2—ADOPTION OF 2008 EMPLOYEE STOCK PURCHASE PLAN	9

Committee shall, in its sole discretion, provide for the assumption or substitution of such options in compliance with Section 424(a) of the Code.

Other Termination of Employment

If the employment of a participant terminates for any reason, including death, disability, termination for cause or termination without cause, any remaining balance of the amounts previously withheld will be refunded to the participant or the participant’s estate within 21 days of the date the participant ceased to be eligible or was no longer employed by us or any of our subsidiaries. Upon payment to the participant, the participant’s beneficiary or estate of any remaining balance in his or her plan account, the participant’s interest in the 2008 Purchase Plan and his or her option under the 2008 Purchase Plan immediately terminate.

Rights not Transferable

The rights of a participant under the 2008 Purchase Plan are not transferable and are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the 2008 Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

Amendment or Modification

The Board of Directors or the Compensation Committee may at any time amend, suspend or terminate the 2008 Purchase Plan, provided that approval by our shareholders within 12 months (before or after) of action by our Board of Directors is required to (i) increase the number of shares to be reserved under the 2008 Purchase Plan (except for adjustments by reason of stock dividends, stock splits, or other subdivisions), or (ii) change the designation or class of eligible employees.

Additionally, the Compensation Committee has the power to make, amend and repeal rules and regulations for the interpretation and administration of the 2008 Purchase Plan consistent with the qualification of the 2008 Purchase Plan under Section 423 of the Code. The Compensation Committee is also authorized to (i) change the Option Periods and Offering Dates under the 2008 Purchase Plan and (ii) change or modify the method of participation in the Plan by providing written notice to all employees 15 days prior to the date any modifications will become effective.

Termination

All rights of participants in any offering under the 2008 Purchase Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of our Class A common stock equal to or greater than the number of shares remaining available for purchase; or (ii) June 1, 2018. Upon termination of the 2008 Purchase Plan, shares of Class A common stock will be purchased for participants in accordance with the terms of the 2008 Purchase Plan, and cash, if any, previously withheld and not used to purchase shares of Class A common stock will be refunded to the participants, as if the 2008 Purchase Plan were terminated at the end of an Option Period.

Application of Funds

The proceeds we receive from the sale of our Class A common stock pursuant to options granted under the 2008 Purchase Plan may be used for any corporate purposes.

Federal Tax Considerations

The following summarizes certain United States federal income tax considerations for employees participating in the 2008 Purchase Plan and certain tax effects to SBA. This summary, however, does

III PROPOSAL 2—ADOPTION OF 2008 EMPLOYEE STOCK PURCHASE PLAN	10

not address every situation that may result in taxation. For example, it does not discuss foreign, state, or local taxes, or any of the tax implications arising from a participant’s death. This summary is not intended as a substitute for careful tax planning, and each employee is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences (federal, state, local and foreign) of exercising his or her rights under the 2008 Purchase Plan. The 2008 Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 nor the provisions of Section 401(a) of the Code.

For U.S. federal income tax purposes, an employee does not realize income at the time of entry into the 2008 Purchase Plan or purchase of a share. If no disposition of the shares is made within two years from the first day of an Option Period, or one year from the date the shares are purchased by the employee, upon subsequent disposition of the shares, the employee’s gross income for the taxable year in which the disposition occurs will include as ordinary income and not as capital gain an amount equal to the lesser of (i) the excess of the fair market value of the stock at the time of the disposition over the option price, or (ii) the excess of the fair market value of the share at the time of grant over the option price. No income tax deduction will be allowed SBA for shares purchased by the employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid, and in these circumstances, SBA will be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

Equity Compensation Plan Information

As required by SEC rules, the following table summarizes information with respect to our compensation plans under which our equity securities are authorized for issuance as of December 31, 2007 (numbers in thousands, except for weighted–average exercise price):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1) (c)
Equity compensation plans approved by security holders	3,787	$15.67	7,697
Equity compensation plans not approved by security holders	—	—	—

Total	3,787	$15.67	7,697

(1)	The maximum number of shares of Class A common stock that may be issued pursuant to awards under the 2001 Equity Participation Plan shall be 15% of the “adjusted common stock outstanding” as defined in the 2001 Equity Participation Plan, subject to certain limitations for specific types of awards.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the approval of the adoption of the SBA Communications Corporation 2008 Employee Stock Purchase Plan.

III PROPOSAL 2—ADOPTION OF 2008 EMPLOYEE STOCK PURCHASE PLAN	11

IV.	PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed E&Y to continue to serve as our independent registered certified public accountants for the 2008 fiscal year. E&Y has served as our independent registered certified public accountants since 2002. In the event our shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of E&Y for the 2008 fiscal year.

We expect a representative of E&Y to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

In connection with the audit of our 2007 financial statements and internal control over financial reporting, we entered into an agreement with E&Y which sets forth the terms by which E&Y performed audit services for us. That agreement is subject to alternative dispute resolution procedures for all claims, other than claims seeking non-monetary or equity relief.

Fees Paid to Ernst & Young

We were billed for professional services provided with respect to fiscal years 2006 and 2007 by E&Y in the amounts set forth in the following table.

Services Provided	2006	2007
Audit Fees(1)	$1,927,000	$1,659,000
Audit-Related Fees(2)	410,000	—
Tax Fees(3)	926,000	177,000
All Other Fees(4)	2,000	2,000

Total	$3,265,000	$1,838,000

(1)	These professional services included fees associated with (i) the audit of our annual financial statements (Form 10-K); (ii) reviews of our quarterly financial statements (Forms 10-Q); (iii) the audit of SBA’s internal control over financial reporting and attestation services in connection with SBA’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002; (iv) fees associated with assisting us with the preparation and review of our various documents relating to our equity offerings, equity offerings by our selling shareholder, AAT Holdings, LLC, and our convertible debt offering in 2007 including the preparation of comfort letters; (v) fees associated with consents to registration statements; and (vi) other statutory audits required for the years ended 2006 and 2007.

(2)	These professional services include fees associated with the performance of agreed upon procedures and review of our various documents relating to our securitization transaction during the year ended December 31, 2006.

(3)	These professional services include fees associated with (i) compliance fees for preparation of tax returns, (ii) tax work on the securitization transaction during the year ended December 31, 2006, (iii) assistance with tax planning strategies, (iv) tax work related to the AAT acquisition and (v) tax examination assistance.

(4)	These professional services include fees associated with providing SBA with the EY Global Accounting and Auditing Information Tool for Accounting Research.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not implemented a policy or procedure which delegates the authority to approve, or pre-approve, audit or permitted non-audit services to be performed by E&Y. In connection

IV PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS	12

with making any pre-approval decisions, the Audit Committee must consider whether the provision of such permitted non-audit services by E&Y is consistent with maintaining E&Y’s status as our independent auditors.

Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by E&Y during fiscal year 2007, as described above.

Audit Committee Report

The Audit Committee oversees the accounting and financial reporting process of SBA on behalf of the Board of Directors. Management has primary responsibility for SBA’s financial statements, financial reporting process and internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of SBA’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and evaluating the effectiveness of internal controls and issuing a report thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee the accounting and financial reporting processes of SBA, including SBA’s internal controls over financial reporting, and the audits of the financial statements of SBA.

During the course of 2007 and the first quarter of 2008, the Audit Committee regularly met and held discussions with management and the independent auditors. In the discussions related to SBA’s consolidated financial statements for fiscal year 2007, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements for fiscal year 2007, management’s annual report on internal control over financial reporting, the results of the independent auditor’s testing and evaluation of SBA’s internal control over financial reporting and the independent auditor’s attestation report regarding management’s assessment of internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61 (as amended) (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of SBA’s financial statements for fiscal year 2007 is compatible with maintaining the independent auditors’ independence. The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2007 be included in SBA’s Annual Report on Form 10-K, for filing with the SEC.

IV PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS	13

See the portion of this proxy statement titled “Corporate Governance—Board Committees” beginning on page 15 for information on the Audit Committee’s meetings in 2007.

The Audit Committee

Brian C. Carr

Duncan H. Cocroft

Steven E. Nielsen

March 28, 2008

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report that follows shall not be incorporated by reference into this proxy statement.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered certified public accountants for the 2008 fiscal year.

IV PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS	14

V.	CORPORATE GOVERNANCE

Meetings

During 2007, the Board held a total of 10 meetings, including five regular meetings and five special meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he was a director and (2) the total number of meetings of all Board committees (“Committees”) on which he served during the period which he was a director. It is the policy of the Board of Directors of SBA to encourage its members to attend SBA’s Annual Meeting of Shareholders. All members of the Board of Directors were present at SBA’s 2007 Annual Meeting of Shareholders.

The non-management members of the Board generally meet in executive session at each regularly scheduled meeting of the Board (typically five times per year).

Board Committees

The Board has three standing Committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (“NCG Committee”). Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee setting forth the responsibilities of the Committees can be found under the Investor Relations-Corporate Governance section of our website at http://ir.sbasite.com/governance.cfm, and such information is also available in print to any shareholder who requests it through our Investor Relations department. We periodically review and revise the Committee charters. A summary of the composition of each Committee and its responsibilities is set forth below.

Name	Audit	Nominating and Corporate Governance	Compensation
Steven E. Bernstein(1)	—	—	—
Jeffrey A. Stoops	—	—	—
Brian C. Carr	Member	—	Chair
Duncan H. Cocroft	Chair	Member	—
Philip L. Hawkins	—	Member	Member
Jack Langer	—	Chair	Member
Steven E. Nielsen	Member	—	Member

(1)	Chairman of the Board

•    Audit Committee

Number of Meetings in 2007: 9

The Audit Committee has been assigned the principal function of establishing our audit policies, selecting our independent auditors and overseeing the engagement of our independent auditors. The Audit Committee Chairperson reports on Audit Committee actions and recommendations at Board of Director meetings.

Audit Committee Financial Expert: The Board of Directors has determined that the Audit Committee has at least one “audit committee financial expert” pursuant to applicable SEC rules and that Duncan H. Cocroft, an independent director in accordance with the applicable independence standards for directors and audit committee members under Rule 4200(a)(15) and Rule 4350(d) of Nasdaq’s Marketplace Rules, meets the requirements of an audit committee financial expert pursuant to such SEC rules. For information regarding Mr. Cocroft’s business experience, see “Proposal 1—Election of Directors.”

V CORPORATE GOVERNANCE	15

•    Compensation Committee

Number of Meetings in 2007: 15

The Compensation Committee establishes salaries, incentives and other forms of compensation for our Chief Executive Officer, Chief Financial Officer, our other three most highly compensated executive officers and our Chief Accounting Officer (the “Officer Group”). This includes awards under SBA’s equity-based compensation plans. The Compensation Committee Chairperson reports on Compensation Committee actions and recommendations at Board of Director meetings.

Role of Compensation Consultants and Advisors. The Compensation Committee has the authority, pursuant to its charter, to engage the services of outside legal or other experts and advisors as it deems necessary and appropriate to assist the Compensation Committee in fulfilling its duties and responsibilities. In 2006, the Compensation Committee selected and retained Mercer Human Resource Consulting (“Mercer”), an independent human resource consulting firm, to review and assess total compensation and individual pay components (i.e., base salary, annual incentive compensation awards and equity-based compensation) for each of our named executive officers and our principal accounting officer for 2007. In 2007, the Compensation Committee undertook a comprehensive reevaluation of the executive compensation setting process and the role of the compensation consultant. As part of this process, the Compensation Committee evaluated various compensation consultants and selected three different consultants to provide the Committee an overview of their capabilities. As a result, in August 2007, the Compensation Committee selected and retained F.W. Cook & Co., Inc. (“FW Cook”), an independent management compensation consulting firm, to provide the Compensation Committee a review and analysis of the existing executive compensation program and to assist the Compensation Committee in the determination of 2008 compensation. FW Cook provides no other services to the Company.

See the discussion under “Compensation Discussion & Analysis- Role of the Compensation Consultant and Market Assessment” for a discussion of the material instructions and directions that the Compensation Committee gave to Mercer in connection with the performance of Mercer’s duties under their engagement relating to 2007 compensation. We believe that the use of independent consultants provides additional assurance that our programs are reasonable and consistent with SBA’s objectives.

•    Nominating and Corporate Governance Committee

Number of Meetings in 2007: 5

The NCG Committee has been assigned the functions of (i) soliciting, considering, recommending and nominating candidates to serve on the Board under criteria adopted by it from time to time; (ii) advising the Board with respect to Board composition, procedures and the Committees; (iii) overseeing periodic evaluations of the Board and the Committees, including establishing criteria to be used in connection with such evaluations; and (iv) reviewing and reporting to the Board on a periodic basis with regards to matters of corporate governance. The NCG Committee Chairperson reports on NCG Committee actions and recommendations at Board of Director meetings. The NCG Committee has in the past and may in the future retain the services of a third party search firm providing recruitment and leadership development services to assist the NCG Committee in identifying and evaluating potential nominees for the Board of Directors.

Consideration of Director Nominees. The NCG Committee considers possible candidates from many sources, including shareholders, for nominees for directors. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary by December 5, 2008 in accordance with the instructions set forth later in this proxy statement under “Shareholder Proposals for 2009 Annual Meeting.” Each written notice must set forth:

(1) the name and address of the shareholder who is making the nomination;

V CORPORATE GOVERNANCE	16

(2) the number of shares of SBA’s Class A common stock which are beneficially owned by the shareholder and a representation that the shareholder is a holder of record of SBA’s Class A common stock entitled to vote at such annual meeting of the shareholders and intends to appear in person or by proxy at the meeting and nominate the person specified in the notice;

(3) the name of the director candidate;

(4) a complete resume or statement of the candidate’s qualifications (including education, work experience, knowledge of SBA’s industry, membership on the board of directors of another corporation and civic activity);

(5) a description of all arrangements or understandings between the shareholder and the candidate and/or any other person or persons pursuant to which the nominations is to be made by the shareholder;

(6) such other information regarding a candidate as would be required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations promulgated by the SEC and The Nasdaq Stock Market and information regarding the candidate’s attributes that the NCG Committee would need to consider in order to assess whether such candidate would qualify as an “audit committee financial expert” as defined by the rules and regulations promulgated by the SEC; and

(7) the candidate’s consent to serve as a director of SBA if elected.

The NCG Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the NCG Committee, in accordance with the Criteria for Nomination to the Board of Directors, which contains the following requirements for suitability among others:

•	high ethical character;

•	superior credentials;

•	relevant expertise and experience;

•	the ability to exercise sound business judgment; and

•	the lack of material relationships that could present realistic possibilities of conflict of interest or legal issues.

The Criteria for Nomination to the Board of Directors is set forth in the NCG Committee charter, which, as discussed above, can be found on our website, www.sbasite.com, under the Investor Relations-Corporate Governance section.

Board Independence

The listing standards of the Nasdaq Global Select Market (Nasdaq) require that a majority of our Board of Directors and all members of our Audit Committee, Compensation Committee and NCG Committee be comprised of directors who are “independent,” as such term is defined by Rule 4200(a)(15) of Nasdaq’s Marketplace Rules. Our board of directors has determined that each of our directors, with the exception of Messrs. Bernstein and Stoops, is independent under Nasdaq and SEC rules.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2007, Messrs. Carr, Hawkins, Langer and Nielsen served as members of the Compensation Committee. None of the members of the Compensation

V CORPORATE GOVERNANCE	17

Committee served as an officer or employee of ours or any of our subsidiaries during the fiscal year ended December 31, 2007. There were no transactions between us and any of the members of the Compensation Committee during the fiscal year ended December 31, 2007.

Certain Relationships and Related Transactions

Since January 1, 2007, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our Class A common stock or any immediate family member of such persons that were required to be reported pursuant to Item 404(a) of Regulation S-K.

Code of Ethics/Related Party Transaction Policy

On March 4, 2004, the Board of Directors approved our Code of Ethics for Senior Financial Officers (“Code of Ethics”). The Code of Ethics sets forth standards of conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to promote honest and ethical conduct, proper disclosure in the Company’s periodic filings, and compliance with applicable laws, rules and regulations. Our Code of Ethics is available to view at our website, www.sbasite.com, under the Investor Relations-Corporate Governance section.

We are committed to upholding the highest ethical and legal conduct in fulfilling our responsibilities and recognize that related person transactions can present a heightened risk of actual or apparent conflicts of interest. Accordingly, it is our preference to avoid related person transactions generally. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which SBA is a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of SBA’s Class A common stock, or any immediate family member of such persons has or will have a direct or indirect interest.

Our Code of Ethics and our Code of Conduct for Directors, Officers and Employees (“Code of Conduct”) require directors, officers and all other employees to conduct themselves in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest. Our Code of Conduct generally requires (i) officers and directors to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to the General Counsel; and (ii) employees to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to their immediate supervisor. The General Counsel will determine if any such outside activities, financial interests or relationships constitute a conflict of interest and a related person transaction on a case-by-case basis and will promptly disclose such activities, interests or relationships to the appropriate Committee for their review and appropriate action, if necessary. Under applicable Nasdaq rules, all related person transactions, as defined in Item 404 of S-K, must be approved by our Audit Committee or another independent body of the Board of Directors. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. All related person transactions shall be disclosed in our applicable SEC filings as required under SEC rules.

Additionally, the NCG Committee is responsible for reviewing and reporting matters of corporate governance to the Board of Directors and, in connection with annually recommending to the Board of Directors a slate of directors for election or re-election, the NCG Committee reviews the direct and indirect relationships of members of the Board of Directors with SBA and assists the Board of Directors with its determination of the independence of its members.

V CORPORATE GOVERNANCE	18

Director Compensation

General. The Board maintains a compensation arrangement for the non-executive directors of the Board. For 2007 and 2008, the Board compensation arrangement is comprised of the following types and levels of compensation:

•

Initial Equity Grant. The 2001 Equity Participation Plan provides for an initial grant of stock options to each newly elected Independent Director, which the plan defines as a director who is a non-employee director pursuant to Rule 16b-3 of the Exchange Act. At the time of such initial election, each newly elected Independent Director is entitled to receive a grant of non-qualified stock options to purchase 25,000 shares of Class A common stock with a per share exercise price equal to the fair market value per share of such stock at the grant date. These options vest and become exercisable in equal annual installments on each of the first five anniversaries of the grant date so long as the director continues to serve as a member of our Board of Directors. There were no initial equity grants in 2007.

•

Annual Equity Grant. The Board currently has a policy of granting each continuing non-executive director, which includes Mr. Bernstein, an annual grant of non-qualified stock options to purchase shares of Class A common stock. The number of shares and the vesting terms are determined by the full Board of Directors annually, typically at the time of the annual meeting. The per share exercise price of these options will equal the fair market value per share of our Class A common stock at the grant date. For 2008, the Compensation Committee has adopted a policy that non-executive directors will receive, at the annual meeting of shareholders, an annual grant of non-qualified stock options to purchase shares of Class A common stock with an aggregate grant date value of $100,000, calculated in accordance with SFAS 123R.

On May 17, 2007, each non-executive director of the Board was granted, pursuant to the 2001 Equity Participation Plan, non-qualified stock options to purchase 10,000 shares of Class A common stock with an exercise price of $30.07 per share, the closing price of the Class A common stock on May 17, 2007. One-third of these shares will vest on each day immediately prior to the annual meeting of shareholders in 2008, 2009 and 2010.

•

Retainer and Fees Paid in Cash. For 2007 and 2008, each non-employee director receives an annual retainer of $25,000. For 2007, the Audit Committee Chair received an additional retainer of $7,500 and the Chair of the Compensation Committee received an additional retainer of $5,000. For 2008, the Compensation Committee determined to increase the additional retainer paid to the Audit Committee Chair and Compensation Committee Chair to $10,000, effective as of the date of our 2008 annual meeting of shareholders. For 2007 and 2008, the Chair of the NCG Committee receives an additional retainer of $5,000. All retainer fees are payable quarterly in cash or shares of Class A common stock at the option of the director. In addition for 2007, each non-employee director receives a per meeting fee of $1,500 per in-person meeting, or any telephonic meeting that lasts three hours or more, of the Board of Directors or any Committee and $500 per telephonic meeting of the Board of Directors or any Committee that lasts less than three hours. For 2008, each non-employee director receives a per meeting fee of $1,500 per in-person meeting and $750 per telephonic meeting regardless of the length of the meeting, effective as of the date of our 2008 annual meeting of shareholders. Non-employee directors are also reimbursed for incidental expenses associated with each Board of Directors and/or Committee meeting. Other than the Chairs of each of the Committees, directors who serve on any of the Committees of the Board of Directors described above do not receive any additional compensation for their services as a Committee member.

During 2007, each of Messrs. Carr, Cocroft, Hawkins, Langer and Nielsen received the annual cash compensation for his service as a director, each of Messrs. Cocroft and Langer

V CORPORATE GOVERNANCE	19

received the annual cash compensation for his service as Chairman of the Audit Committee and Chairman of the NCG Committee, and each of Messrs. Carr and Nielsen received half of the annual cash compensation for his service as Chairman of the Compensation Committee from May 2007-December 2007 and from January 2007-May 2007, respectively. Directors who are employees do not receive any additional compensation for their services as a director.

•

Non-Executive Chairman Compensation. Mr. Bernstein currently does not receive a retainer or meeting fees for serving as director. Mr. Bernstein received approximately $44,834 in compensation during 2007 (excluding compensation attributable to option awards), including a salary of $40,000, for his strategic and advisory services as our non-executive Chairman and is expected to receive at least $40,000 in salary during 2008. Mr. Bernstein is an employee of SBA and therefore is eligible to participate in all employee benefits and receives the supplemental medical reimbursement insurance that we provide to certain of our officers and key employees. During 2007, Mr. Bernstein’s perquisites consisted of $2,034 of reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan and $2,800 of company matching contributions to Mr. Bernstein’s 401(k) plan.

Director Compensation

The following table sets forth information regarding the compensation of our directors for 2007. Mr. Stoops, our Chief Executive Officer and President, is omitted from the table as he does not receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Steven E. Bernstein	—	120,689	44,834	(3)	165,523

Brian C. Carr	67,000	194,537	—		261,537

Duncan H. Cocroft	67,125	232,224	—		299,349

Philip L. Hawkins	62,250	232,224	—		294,474

Jack Langer	68,500	194,537	—		263,037

Steven E. Nielsen	66,250	120,689	—		186,939

(1)	The amounts in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 for the fair value of stock options granted in fiscal 2007 as well as prior years, in accordance with SFAS No. 123 (revised 2004) “Share-Based Payment” (SFAS 123R). These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by our directors. For additional information on the valuation assumptions regarding the fiscal 2007 grants, refer to notes 2 and 15 of the financial statements in our Annual Report on Form 10-K for fiscal 2007, as filed with the SEC.

V CORPORATE GOVERNANCE	20

(2)	The following table sets forth (i) the grant date fair value of the stock options granted to our non-executive directors during 2007, calculated in accordance with SFAS 123R, and (ii) the aggregate number of unexercised stock options outstanding at December 31, 2007 for each of our non-executive directors.

Name	Number of Stock Options Granted in 2007	Grant Date Fair Value of 2007 Stock Option Grants ($)	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2007
Steven E. Bernstein	10,000	120,689	26,667

Brian C. Carr	10,000	120,689	56,667

Duncan H. Cocroft	10,000	120,689	80,000

Philip L. Hawkins	10,000	120,689	80,000

Jack Langer	10,000	120,689	70,000

Steven E. Nielsen	10,000	120,689	40,000

(3)	This amount represents $40,000 of compensation, $2,034 of reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan not generally provided to all employees and $2,800 of company matching contributions to the recipient’s 401(k) plan.

V CORPORATE GOVERNANCE	21

VI.	EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers and key employees. Biographical information with respect to Mr. Stoops is set forth above under “Proposal 1—Election of Directors.”

Name	Age	Position
Jeffrey A. Stoops	49	President and Chief Executive Officer
Kurt L. Bagwell	43	Senior Vice President and Chief Operating Officer
Thomas P. Hunt	50	Senior Vice President, Chief Administrative Officer and General Counsel
Anthony J. Macaione	44	Senior Vice President and Chief Financial Officer
Jason V. Silberstein	39	Vice President—Property Management
Reid Boynton	53	Vice President—Northeast Region
Brendan T. Cavanagh	36	Vice President and Chief Accounting Officer
Jorge Grau	45	Vice President and Chief Information Officer
Pamela J. Kline	44	Vice President—Capital Markets
Jim D. Williamson	62	Vice President—Southeast Region

Kurt L. Bagwell has served as our Senior Vice President and Chief Operating Officer since January 1, 2002. Mr. Bagwell joined SBA Network Services, Inc., a subsidiary of ours, in February 2001 as Vice President of Network Services. Prior to joining us, Mr. Bagwell served as Vice President—Site Development for Sprint PCS from May 1995 to February 2001.

Thomas P. Hunt has served as our Senior Vice President and General Counsel since September 2000. In May 2007, Mr. Hunt was also appointed Chief Administrative Officer. Prior to joining us, Mr. Hunt was a partner with Gunster, Yoakley & Stewart, P.A., a South Florida law firm, where he practiced for 16 years in the corporate and real estate areas. Mr. Hunt is a member of the Florida Bar.

Anthony J. Macaione, CPA, has served as our Senior Vice President and Chief Financial Officer since April 2004. From April 2001 to March 2004, Mr. Macaione served as Senior Vice President, Corporate Controller and Chief Accounting Officer for Perry Ellis International, Inc. an apparel company. Prior to Perry Ellis, Mr. Macaione served in various accounting and financial roles, including as Vice President-Finance, for a division of the Liz Claiborne Co. from August 1995 to December 2000.

Jason V. Silberstein has served as our Vice President—Property Management since April 2000. Mr. Silberstein joined SBA in 1994 and has held various positions with us, including Director—Property Management and Regional Director—Florida.

Below is a summary of the business experience of each of our key employees.

Reid Boynton has served as our Vice President—Northeast Region since January 2001. Mr. Boynton joined SBA in 1996 and has held various positions, including Project Director for Sprint PCS in Boston and President of Operations. Prior to joining us, Mr. Boynton was a Site Development Director for Nextel Communications in the New England market.

Brendan T. Cavanagh, CPA, has served as our Vice President and Chief Accounting Officer since June 2004. Mr. Cavanagh joined SBA in 1998 and has held various positions, including serving as Vice President—Site Administration, from January 2003 to June 2004. Prior to joining us, Mr. Cavanagh was a senior accountant with Arthur Andersen LLP where he was employed for three years.

Jorge Grau joined SBA in August 2003 as a Vice President and has held various positions, including most recently as Chief Information Officer. Prior to joining us, Mr. Grau was Director of

VI EXECUTIVE OFFICERS	22

Information Technology for Vision Care Holdings, a vision care specialist and eye laser center, from July 2002 through August 2003. Prior to joining Vision Care Holdings, Mr. Grau served as Chief Information Officer of Bentley’s Luggage Corporation from 1989 to May 2002.

Pamela J. Kline, has served as our Vice President – Capital Markets since January 2001. Ms. Kline joined SBA in 1997 and has held various positions, including Director of Finance and Accounting and Chief Accounting Officer. Prior to joining us, Ms. Kline was an Audit Manager with Arthur Andersen LLP where she was employed for 10 years.

Jim D. Williamson, has served as our Vice President – Southeast Region since January 2001. Mr. Williamson joined us in October 1995 and has held various positions with us, including Program Manager, Project Director responsible for network buildouts, Corporate Director of Build to Suit Support, Director of Due Diligence with overall responsibility for SBA’s Corporate Strategic Siting Initiative, Territory Manager for Alabama, Mississippi and Northeast Florida and General Manager for the Southeast Region. Prior to joining us, Mr. Williamson was employed for 28 years in various capacities with BellSouth.

VI EXECUTIVE OFFICERS	23

VII.	EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee is responsible for SBA’s compensation philosophy, as well as making determinations regarding all forms of compensation for our named executive officers and our principal accounting officer, which we refer to as our Officer Group. We design our executive officer compensation program to reward members of our Officer Group for our sustained financial and operating performance, their contribution to the company and the creation of long-term value for our shareholders. The “Executive Compensation Tables” section of this proxy statement presents the detailed compensation arrangements for our named executive officers for fiscal year 2007. For the year ended December 31, 2007, our named executive officers and their titles were as follows:

•	Jeffrey A. Stoops, President and Chief Executive Officer

•	Anthony J. Macaione, Senior Vice President and Chief Financial Officer

•	Kurt L. Bagwell, Senior Vice President and Chief Operating Officer

•	Thomas P. Hunt, Senior Vice President, Chief Administrative Officer and General Counsel

•	Jason V. Silberstein, Vice President—Property Management

The year 2007 was another very successful one for SBA. As a company, we executed well on our three-part strategy to increase long term shareholder value:

•	strong organic growth;

•	material portfolio growth; and

•	active balance sheet management.

Our total revenue grew 16.3% while our site leasing revenue grew by 25.6%. We surpassed our tower portfolio growth goal of 5% to 10%, increasing our tower portfolio by 12% through the acquisition of 612 towers and the building of 61 new towers. We have a strong liquidity position, which we believe will provide us with more than enough capital to meet our portfolio growth goals for 2008 and we are within our target leverage ratios. Finally, we materially grew equity free cash flow per share, posting $1.12 per share in 2007 compared to $0.69 per share in 2006, an increase of 62%. The performance-related portions of our executive compensation for fiscal year 2007 reflect these company results.

Compensation Philosophy and Objectives

The philosophy of our executive compensation program is to align pay with performance, keep overall compensation competitive and ensure that we can recruit, motivate and retain executives. The three principles of our compensation philosophy are as follows:

•

Total compensation levels should be sufficiently competitive to attract and retain the highest quality officers. We seek to maintain an executive compensation program that attracts, motivates and retains high performance officers and rewards them for our financial, operational and stock price growth and maintains our competitive position in our industry. Total direct compensation opportunity (i.e., maximum achievable compensation) should increase with position and responsibility.

•

Performance-based incentive compensation should constitute a substantial portion of total compensation. We seek to foster a pay-for-performance culture, with a significant portion of total direct compensation being “at risk.” Accordingly, a substantial portion of total compensation should be tied to and vary with our financial, operational and stock price

VII EXECUTIVE COMPENSATION	24

performance, as well as individual performance. We view two components of our total compensation program, annual incentive compensation and equity-based compensation, as performance-based and “at risk.” Executives with greater roles and the ability to directly impact our strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

•

Long-term incentive compensation should align executives’ interests with our shareholders and incent the creation of long-term shareholder value. Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and incentivize executives to manage our company from the perspective of owners with a meaningful stake, and to encourage them to remain with us for long and productive careers. Equity-based compensation subjects our executives to market risk, which is a risk also borne by our shareholders.

This philosophy is the basis of the Compensation Committee’s decisions regarding each of the following three components of pay: base salary, annual incentive compensation and equity-based compensation, each of which is discussed in detail below.

During 2007, the Compensation Committee did not adjust total direct compensation for a specific year based upon realized or unrealized gains from prior compensation. The Compensation Committee does not reduce or limit current stock option grants or other forms of compensation as a result of prior gains realized by an executive officer because the Compensation Committee believes it would reduce the motivation for continued high achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail beginning on page 42, have not affected the Compensation Committee’s decisions regarding other components of compensation. Those arrangements serve very specific purposes that are unrelated to the determination of a named executive officer’s total direct compensation for a specific year.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer, Jeffrey Stoops, provides the Compensation Committee with (1) evaluations of each member of our Officer Group and (2) recommendations regarding base salary levels, the performance metrics, relative weightings and levels for our annual incentive compensation and equity-based compensation awards to be paid to each member of our Officer Group (other than himself). Additionally, upon the Compensation Committee’s request Mr. Stoops attends Compensation Committee meetings and provides other information to the Compensation Committee as requested. Mr. Stoops is never present during Compensation Committee deliberations of his own compensation.

Role of the Compensation Consultant and Market Assessment

Role of the Compensation Consultant. The Compensation Committee Charter provides the Compensation Committee sole authority to retain and terminate any compensation consultant or other adviser it deems appropriate. The Compensation Committee’s process in setting compensation for the members of the Officer Group is aided by a compensation consultant who is selected and retained by, and reports directly to, the Compensation Committee. In 2006, the Compensation Committee selected and retained Mercer Human Resource Consulting (“Mercer”) to review and assess total compensation and individual pay components (i.e., base salary, annual incentive compensation awards and equity-based compensation) for each member of our Officer Group for 2007. Specifically, the Compensation Committee directed Mercer to provide (1) a market update to its 2006 position-by-position benchmarking analysis regarding base salary and total compensation levels at the companies which comprised our Compensation Peer Group and our Survey Group (as described below) with estimates of market salary increases, changes in equity incentive trends and other trends in the compensation area, (2) observations and recommendations for improving pay competitiveness, and (3) a review of

VII EXECUTIVE COMPENSATION	25

key emerging trends in equity compensation. In 2007, the Compensation Committee undertook a comprehensive reevaluation of the executive compensation setting process and the role of the compensation consultant. As part of this process, the Compensation Committee evaluated various compensation consultants and selected three different consultants to provide the Committee an overview of their capabilities. As a result, in August 2007, the Compensation Committee selected and retained F.W. Cook & Co., Inc. (“FW Cook”) to provide the Compensation Committee a review and analysis of the existing executive compensation program and to assist the Compensation Committee in the determination of 2008 compensation. FW Cook provides no other services to the Company.

Market Assessment. At the beginning of the executive compensation setting process each year, the Compensation Committee, in consultation with its independent compensation consultant determines the process by which it will ensure that its executive compensation is competitive. For 2007, Mercer recommended that the Compensation Committee review the compensation data from a group of tower and wireless telecommunications companies to establish SBA executives’ compensation (the “Compensation Peer Group”).

For the 2007 analysis, the companies comprising the Compensation Peer Group were:

• American Tower Corporation	• Global Signal Inc.

• Crown Castle International Corp.	• Rural Cellular Corporation

• LCC International, Inc.	• Syniverse Holdings, Inc.

• Metro One Telecommunications, Inc.	• Inphonic, Inc.

• Wireless Facilities, Inc.	• iPCS Inc.

Due to the variance in revenue size, market capitalization and operating characteristics between SBA and the Compensation Peer Group, and the fact that only three companies in the group were specifically in the tower ownership industry, Mercer recommended that the Compensation Committee also review the composite compensation information of a broader group of companies in the telecommunications industry of similar revenue size as SBA (the “Survey Data”). The Survey Data reviewed by the Compensation Committee was included in a proprietary report provided by Mercer, presented compensation information on a composite basis and did not include the names of the participating companies or compensation information by company. Mercer then created composite weighted compensation levels, which, in 2007, were based on a 75% weighting to the Survey Data and a 25% weighting to the Compensation Peer Group (the “Weighted Compensation Levels”).

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For 2008, based upon the recommendation of FW Cook, the Compensation Committee reviewed compensation data from a group of peer companies of similar market capitalizations as SBA in connection with their executive compensation setting process and did not rely on any survey composite data. The 2008 Peer Group was comprised of 20 companies, 10 from communications-related industries and 10 from the Real Estate Investment Trust (REIT) sector.

Communications Related Companies	REITS

• American Tower Corporation	• Camden Property Trust

• Cbeyond, Inc.	• Corporate Office Properties Trust

• Citizens Communications Company	• Digital Realty Trust, Inc.

• Clearwire Corporation	• Duke Realty Corporation

• Crown Castle International Corp.	• Essex Property Trust, Inc.

• Equinix, Inc.	• Health Care REIT, Inc.

• Fairpoint Communications, Inc.	• HCP, Inc.

• Lamar Advertising Company	• Liberty Property Trust

• NTERLOS Holdings Corp.	• Realty Income Corporation

• Syniverse Holdings, Inc.	• Ventas, Inc.

The Compensation Committee targeted the 2007 base salaries of our Officer Group between the 50th percentile and 75th percentile of the Weighted Compensation Levels. In establishing 2007 base salaries, the Compensation Committee followed its previously established guideline that the base salary of members of the Officer Group would not be increased if such increase would cause such officer’s base salary to exceed 115% of the 50th percentile or 100% of the 75th percentile of the Weighted Compensation Level for base salaries. In addition, if the base salary of such officer is above 100% of the 50th percentile, the salary increase would not exceed the market average increase as determined by the Compensation Committee’s consultant. For 2007, none of the base salary increases for the members of our Officer Group would have resulted in a base salary that exceeded either of these measurements.

The Compensation Committee did not target the cash bonus opportunities, equity grant awards or total direct compensation of its Officer Group to any specific percentile of the Compensation Peer Group, the Survey Group or the Weighted Compensation Levels for such compensation components.

For 2007, the compensation market data and ranges provided only a reference point for the Compensation Committee. Depending upon company and individual performance, the total base salary for any member of our Officer Group could be within, below or above the market range for that position within the discretion of the Compensation Committee. The market data and ranges did not solely determine an executive officer’s total base salary.

Executive Compensation Components and 2007 Compensation Decisions

To achieve its compensation philosophy and objectives, the Compensation Committee has utilized three components of total direct compensation- base salary, annual incentive compensation and equity-based compensation. We do not currently provide members of the Officer Group with a pension plan, deferred compensation or other long term incentive compensation other than the ability to contribute their earnings to SBA’s 401(k) Plan or participate in SBA’s Employee Stock Purchase Plan.

Base Salaries

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element in attracting, retaining and motivating our executives. In addition,

VII EXECUTIVE COMPENSATION	27

the Committee believes that having a certain level of fixed compensation provides financial stability, which allows our executives to stay focused on business issues. Each executive’s base salary is designed to provide the executive with a fixed amount of annual compensation that is competitive with the marketplace. Base salaries represent 25% or less of the total compensation opportunity for members of our Officer Group.

How base salaries are determined. Each of Messrs. Stoops, Bagwell, Hunt and Macaione has entered into an employment agreement that specifies a minimum level of base salary for the officer. The Compensation Committee, however, is able to increase each officer’s salary as it deems appropriate and did so in 2007. Mr. Silberstein, our Vice President—Property Management, has not entered into an employment agreement with us and consequently there is no minimum level of base salary for Mr. Silberstein. At the beginning of each fiscal year, the Compensation Committee reviews our Chief Executive Officer’s salary recommendations for each member of the Officer Group, and then establishes salaries for such year through Compensation Committee deliberations. We set the base salaries for our named executive officers considering a number of factors, including: compensation market data discussed above, the position’s complexity and level of responsibility, the position’s importance in relation to other executive positions, and the assessment of the executive’s performance. In addition, the Compensation Committee takes into consideration evaluations of each individual officer, market changes and the economic and business conditions affecting SBA at the time of the evaluation.

2007 base salary actions. As a result of its review of the compensation market data and the Weighted Compensation Levels, during early 2007, the Compensation Committee approved base salary increases for fiscal 2007 of approximately 3.3% for Mr. Stoops and ranging from 3.6% to 6.3% for each of the other members of the Officer Group. Our CEO’s base salary is approximately 1.7 times the base salary of the next highest paid executive officer. The Compensation Committee believes that market compensation data supports the larger base salary for the CEO. Additionally, our Compensation Committee has determined that the CEO merits a larger base salary as a result of his significant additional responsibilities compared to the other members of the Officer Group and its strong belief that the CEO significantly and directly influences our overall performance and our performance on our three-part strategy discussed above. The CEO’s base salary in fiscal year 2007 was within our target of the 50th to the 75th percentile of the Weighted Compensation Level of other CEOs.

Annual Incentive Compensation

Below is information regarding our annual incentive compensation program for all members of our Officer Group, other than Mr. Silberstein who is discussed separately below. Our annual incentive compensation program has traditionally consisted of an annual cash bonus payment that we award based on achievement of company-wide annual performance measures and a subjective evaluation of the executive’s contribution during the year. The discussion below first describes our policies and procedures with respect to these awards and then gives specific information with respect to the application of the policies and procedures to the 2007 awards. The annual incentive awards are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

Why we pay annual incentive compensation. The Compensation Committee believes that the annual incentive compensation program encourages actions by the executive officers that contribute to our financial and operating results and achieve other goals that the Board has recognized as important for the success of our company. Our annual incentive compensation program provides for cash bonuses based on the achievement of company-wide financial and operational performance metrics and a subjective evaluation of the performance of the individual executive officer. The appropriateness of these performance metrics and their correlation to the Company’s overall growth strategy is

VII EXECUTIVE COMPENSATION	28

reviewed, and revised if necessary, annually. The annual incentive awards are designed to reward current performance by basing payment on the achievement of both quantitative performance measures that reflect contribution to our business and on a qualitative analysis of the executive’s contribution to achieving the Company’s financial and operational performance.

How annual incentive compensation awards are determined. Annual incentive compensation awards are determined in four steps: (1) determination of the cash bonus opportunity, (2) establishment of the financial and operational performance metrics, (3) approval of the minimum, target and maximum levels of each performance metric for such year and (4) upon completion of the year, a review of the Company’s and the officer’s performance against such performance metrics.

As discussed above, the Compensation Committee establishes annual cash bonus opportunities for each member of the Officer Group, other than for Mr. Silberstein whose bonus structure is discussed below. These cash bonus opportunities are expressed as a percent of base salary. The employment agreements for each of Messrs. Stoops, Bagwell, Hunt and Macaione establishes the minimum annual cash bonus opportunities, expressed as a percentage of the then current base salary, for each executive officer. The bonus opportunity may be increased by the Compensation Committee in its discretion. For 2007, the annual cash bonus opportunities for Messrs. Stoops, Bagwell, Hunt and Macaione were equal to the minimum percentages specified in their employment agreements, specifically 100%, 100%, 85% and 50%, respectively.

At the beginning of each year, the Compensation Committee, based on recommendations from the CEO, establishes the company-wide financial and operational performance metrics and the relative weightings to be assigned to each such performance metric for each member of the Officer Group in determining annual incentive compensation awards. The performance metrics and the relative weightings vary for each member of the Officer Group based on the scope of responsibilities of the executive officer.

For 2007, the company-wide financial and operational performance metrics were Adjusted EBITDA, Acquisitions (which includes tower acquisitions and ground lease buyouts and extensions), New Tower Builds and Site Development (Services) Segment Operating Profit. The table below sets forth the weightings of the company-wide financial and strategic performance metrics and the subjective component of the annual cash incentive compensation awards for 2007 for each named executive officer.

	Adjusted EBITDA	Acquisitions	New Tower Builds	Site Development (Services) Operating Profit	Subjective
Jeffrey A. Stoops	50%	25%	—	—	25%
Kurt L. Bagwell	25%	—	25%	25%	25%
Thomas P. Hunt	25%	50%	—	—	25%
Anthony J. Macaione	50%	—	—	—	50%

Each performance metric has a budget, target and maximum level of payment opportunity. Achievement at the budget level entitles the officer to 50% of the amount of bonus earnable by the officer for the applicable metric. Achievement at the target level entitles the officer to 100% of the amount of bonus earnable by the officer for the applicable metric. Achievement at the maximum level entitles the officer to 150% of the amount of bonus earnable by the officer for the applicable metric. If the Company achieves between the budget and target or between target and maximum of any performance metric, the amount of the bonus payment with respect to that metric is calculated on a linear basis.

VII EXECUTIVE COMPENSATION	29

Based on recommendations from the CEO and a review of the company’s internal business and strategic plan, the Compensation Committee approves the budget, target and maximum levels for each performance metric. The table below sets forth budget, target and maximum levels for each performance metric for 2007 and the actual amounts achieved in 2007.

	Budget*	Target*	Maximum*	Actual*
Adjusted EBITDA	$201.87	$205.42	$207.89	$209.31
Acquisitions	$118.00	$165.00	$200.00	$364.40
New Tower Builds	80	100	120	61
Site Development (Services) Operating Profit	$8.60	$11.00	$12.40	$11.00

*	All dollar amounts expressed in millions.

With respect to the subjective component of the annual cash incentive compensation, the determination of what portion of this component the officer has earned during any fiscal year is based on the discretion of the Compensation Committee. For 2007, the Compensation Committee did not designate any specific factors or individual metrics for the subjective component of the annual cash bonus. Annually, the Compensation Committee evaluates the CEO’s individual performance and the CEO evaluates the individual performance of every other member of the Officer Group. The CEO presents such evaluation and his recommendations regarding the subjective component of the annual cash incentive compensation earned by each member of the Officer Group to the Compensation Committee for their consideration. This evaluation is inherently subjective and depends on an over-all analysis of the effectiveness of the individual executive and his ability to meet Company expectations. The Compensation Committee then conducts its own deliberations and approves the final annual cash incentive compensation (if any) to each member of the Officer Group.

While the Compensation Committee retains the authority to pay more than the amount of the annual cash bonus opportunity in its discretion, the Compensation Committee’s current guidelines are that members of the Officer Group (other than Mr. Silberstein) may not receive more than 100% of their respective annual cash bonus opportunity absent circumstances that were not contemplated in our annual planning, budgeting or incentive compensation performance goal setting processes.

In early 2008, the Compensation Committee reviewed the Company’s performance against the budget, target and maximum levels for each performance metric, determined the portion of the subjective component earned by each member of the Officer Group and approved the 2007 cash incentive compensation awards for each member of the Officer Group. For 2007, we surpassed our maximum level for Adjusted EBITDA and Acquisitions, slightly exceeded our target level for Site Development (Services) Operating Profit and did not meet our budget for New Tower Builds. Based upon the level of Adjusted EBITDA and Acquisitions that were attained, the bonuses of Messrs. Stoops and Hunt were subject to the cap discussed above.

Mr. Silberstein’s Compensation

Mr. Silberstein, as Vice President—Property Management, is primarily responsible for our tower leasing efforts and is the senior salesperson for our site leasing business. We have determined that it is appropriate to structure Mr. Silberstein’s compensation package, including his incentive compensation, differently than the other members of the Officer Group.

Mr. Silberstein’s compensation package consists of (i) a base salary below the median of the Weighted Compensation Level and (ii) an unlimited bonus. Mr. Silberstein’s incentive compensation has traditionally consisted of a quarterly cash bonus calculated pursuant to a specific formula based on our lease activity for the quarter, including net revenue added to our tower portfolio from new tenant

VII EXECUTIVE COMPENSATION	30

leases, rent escalator and lease amendments to existing tenant leases. We believe that this compensation structure appropriately incentivizes Mr. Silberstein to focus on increasing the revenues of our site leasing business which, as of December 31, 2007, constituted 95.5% of our segment reporting profit.

At the beginning of each year, the CEO recommends, and the Compensation Committee approves, the formula to be used for determining Mr. Silberstein’s incentive compensation award. The formula is structured similar to a commission-based compensation program. The bonus is based on our site leasing performance in each quarter, has a minimum level that must be reached in that quarter to earn a bonus and then provides for a bonus which increases exponentially based on actual performance. We consider portions of the current formula used to calculate Mr. Silberstein’s incentive compensation awards to be confidential and sensitive competitive information, particularly as they are based on confidential pricing terms. As Mr. Silberstein’s salary is set below the median, the minimum level of his bonus formula is set below our internal budgets to provide him a competitive “base” level of compensation while still linking his ability to receive this competitive compensation to our sales performance. Mr. Silberstein’s bonus is directly tied to the Company’s leasing performance; consequently, the amount of bonus that he will receive in any specific year will be directly derived from the Company’s results.

Equity-Based Compensation

Why we pay equity-based compensation. The Compensation Committee’s philosophy is that a portion of an executive’s compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards so as to align the financial interests of our officers with those of our shareholders. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of stock options), while maintaining other components of our compensation program at externally equitable levels, will incentivize and reward officers for sound business management, develop a high-performance team environment, foster the accomplishment of short-term and long-term strategic and operational objectives and compensate officers for improvement in shareholder value, all of which are essential to our ongoing success.

How equity–based compensation is determined. Annually the Compensation Committee evaluates the appropriate form of equity-based compensation that the Company will grant as part of its long term incentive compensation and approves the amount of equity based awards that will be granted to each member of the Officer Group.

Initially, the Compensation Committee evaluates the use of stock options as compared to restricted stock and other forms of equity-based compensation and receives reports from its compensation consultant with alternatives and recommendations. After consideration of the relevant tax, accounting, dilution, valuation, retention, incentive and other considerations, in 2007 the Compensation Committee concluded that stock option awards were the appropriate form of equity-based, long-term incentive compensation.

Stock options for our Officer Group are granted at the prevailing market price on the grant date and thus will only have value if our stock price increases. Generally, grants vest annually in equal amounts over a period of four years. We believe that this vesting schedule aids us in retaining executives and motivating longer-term performance. The Compensation Committee grants options to eligible participants under our Equity Participation Plan once per year, typically in the first fiscal quarter. The Compensation Committee (1) sets the percentage of the total options to be awarded that will be allocated to the members of the Officer Group, (2) approves the absolute number of options to be awarded to the Chief Executive Officer, (3) after review of the Chief Executive Officer’s

VII EXECUTIVE COMPENSATION	31

recommendations, approves allocation of the remainder of the Officer Group award to the other individual members of the Officer Group and (4) after review of the Chief Executive Officer’s recommendations, approves the allocation of the number of options to be awarded to each employee.

In 2005 the Compensation Committee established guidelines which generally established the number of options to be awarded to each member of the Officer Group annually through 2007. The amounts established for each member of the Officer Group were based on the Compensation Committee’s subjective analysis, in consultation with its compensation consultant, as to the total compensation of each member of the Officer Group, and the appropriate amount of equity that each officer position should receive as a portion of total compensation. Although this internal guideline was not binding on the Compensation Committee for any subsequent year, the Compensation Committee decided to follow these guidelines in 2007. Accordingly, on February 26, 2007 the members of the Officer Group were granted the following number of stock options, each with an exercise price of $28.54 per share; Mr. Stoops—142,500; Mr. Bagwell—55,000; Mr. Hunt—55,000; Mr. Macaione—46,500; and Mr. Silberstein—41,000.

The Compensation Committee is also responsible for determining the appropriate amount of options to be awarded company-wide each year. For 2007, the Compensation Committee, in consultation with the compensation consultant, determined the total amount of options that would be granted company-wide based upon a consideration of the dilutive impact of stock options on SBA’s shareholder base, the value of such option grants, based on FAS 123(R) and Black-Scholes (considering, among other things, the term of such options), and a review of the Compensation Peer Group and Survey Group data for overall market competitiveness but not targeting a specific percentile of the Compensation Peer Group and Survey Group data.

Stock option grant date and exercise price. It is the Compensation Committee’s practice to insure that stock option grants are not impacted by the release of material non-public information. Traditionally, the Compensation Committee has granted employee and executive officer stock options subsequent to the release of the Company’s annual financial and operational results. In February 2008, the Compensation Committee adopted an equity grant policy governing the methodology for our annual employee grants. Pursuant to the policy, annual employee grants will be made on or prior to the fourth business day in March, absent any material non-public information, with an exercise price equal to the closing price of our Class A common stock on the date of the grant.

Other Benefits

The members of our Officer Group are eligible to participate in our active employee flexible benefits plans, which are generally available to all full-time employees. Under these plans, all employees are entitled to medical, vision, dental, life insurance and long-term disability coverage. All full-time employees are also entitled to vacation, sick leave and other paid holidays. SBA also provides all full-time employees, including members of our Officer Group, with a 50% match on their 401(k) contributions up to $3,000. In addition to the benefits provided to all full-time employees, SBA’s executive officers, including members of the Officer Group, are provided supplemental medical reimbursement insurance. Supplemental medical reimbursement insurance reimburses the officer for co-pays, out-of-pocket expenses and uncovered expenses. The Compensation Committee believes that SBA’s commitment to provide these employee benefits recognizes that the health and well-being of SBA’s Officer Group contributes directly to a productive and successful work life that enhances results for SBA and its shareholders.

Severance and Change of Control Benefits

We have entered into employment agreements with each of our named executive officers, other than Mr. Silberstein. Each of these agreements provides for certain payments and other benefits if the

VII EXECUTIVE COMPENSATION	32

executive’s employment terminates under certain circumstances, including in the event of a change in control. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” for a discussion of the terms of the employment agreements.

Our severance and change-in-control arrangements are a direct result of negotiations between us and each of Messrs. Stoops, Bagwell, Hunt and Macaione in the context of their employment agreements. The Compensation Committee determined that the severance and change-in-control arrangements were necessary at the time each employment agreement was executed to assist us in retaining each of the executives and to be competitive with the severance and change-in-control arrangements offered to top executive officers by other large, public companies. The structure, terms and payout levels of the arrangements reflect what the Compensation Committee deemed, in consultation with its outside counsel and compensation consultant, to be competitive at the time such arrangements were adopted with arrangements offered to similarly situated executives at other large, public companies both inside and outside of the telecommunications industry. In addition, the Compensation Committee believed that the change in control arrangements were an important part of overall compensation for those covered named executive officers because they would help to secure the continued employment and dedication of those covered named executive officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control.

Since the arrangements are contained in employment agreements, the Compensation Committee does not review and evaluate severance and change-in-control arrangements annually. While cognizant of their terms, our severance and change-in-control arrangements have not affected the Compensation Committee’s decisions regarding other components of compensation.

Effect of Regulatory Requirements on Executive Compensation

Code Section 162(m). Under U.S. federal income tax law, SBA cannot take a tax deduction for certain compensation paid in excess of $1 million to the named executive officers. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by shareholders and meet other requirements. The 2001 Equity Participation Plan is currently qualified so that awards under such Plan constitute performance-based compensation not subject to the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Although the Compensation Committee has not adopted any specific policy with respect to the application of Section 162(m), the Compensation Committee generally seeks to structure executive compensation to SBA’s executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). We may make payments that are not fully deductible if, in our judgment, such payments are necessary to achieve our compensation objectives and to protect shareholder interests.

Code Section 409A. Code Section 409A generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Although complete guidance regarding Code Section 409A has not been issued, the Compensation Committee takes Code Section 409A into account in determining the form and timing of compensation paid to our executives. Our company operates and administers its compensation arrangements in accordance with a reasonable good faith interpretation of the new rules.

Code Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (“Code Sections 280G and 4999”) limit our company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her

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severance from our company in connection with a change in control. The Compensation Committee considers, as one of many factors, the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when it structures certain post-termination compensation payable to our named executive officers. The potential adverse tax consequences to our company and/or the executive, however, are not necessarily determinative factors in such decisions.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which our company accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under SFAS 123(R) when determining the form and timing of equity compensation grants to employees, including our named executive officers. The accounting treatment of such grants, however, is not determinative of the type, timing or amount of any particular grant of equity-based compensation to our employees.

Summary

The Compensation Committee and the Board believe that the caliber and motivation of all our employees, and especially our executive leadership, are essential to SBA’s performance. The Compensation Committee believes our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace. Moreover, we believe that SBA’s overall executive compensation philosophy and programs are market competitive, performance-based and shareholder aligned. Accordingly, the Compensation Committee strives to assure that SBA will continue to attract, motivate and retain high caliber executive management to serve the interests of SBA and its shareholders. We will continue to evolve and administer our compensation program in a manner that we believe will be in shareholders’ interests and worthy of shareholder support.

Compensation Committee 2007 Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board,

The Compensation Committee

Brian C. Carr

Phillip L. Hawkins

Jack Langer

Steven E. Nielsen

March 28, 2008

VII EXECUTIVE COMPENSATION	34

Executive Compensation Tables

The following table presents certain summary information for the fiscal years ended December 31, 2007 and 2006 concerning compensation earned for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officer and our, or our subsidiaries’, other three most highly compensated executive officers, in each instance whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2007. We refer to these officers collectively as our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Jeffrey A. Stoops	2007	475,000	—		950,718	475,000	14,177	(4)	1,914,895
President and Chief Executive Officer	2006	460,000	200,000	(3)	725,569	400,000	17,029		1,802,598

Kurt L. Bagwell	2007	288,000	—		372,402	250,000	3,505	(5)	913,907
Senior Vice President and Chief Operating Officer	2006	277,500	80,000	(3)	333,340	173,438	5,078		869,356

Thomas P. Hunt	2007	288,000	—		369,435	244,800	8,621	(5)	910,856
Senior Vice President, Chief Administrative Officer and General Counsel	2006	277,500	120,000	(3)	278,817	235,875	4,837		917,029

Anthony J. Macaione	2007	263,000	—		305,383	98,635	16,380	(6)	683,398
Senior Vice President and Chief Financial Officer	2006	247,500	70,000	(3)	198,032	123,750	13,956		653,238

Jason V. Silberstein	2007	145,000	—		271,353	203,500	5,663	(7)	725,516
Vice President—Property Management	2006	140,000	60,000	(3)	264,952	148,500	3,722		617,174

(1)	SEC regulations require us to disclose the award of options measured in dollars and calculated in accordance with FAS 123(R). For stock options, the FAS 123(R) fair value per share is based on certain assumptions which we explain in footnotes 2 and 15 to our financial statements which are included in our annual report on Form 10-K for the year ended December 31, 2007. We disclose such expense ratably over the vesting period but without reduction for assumed forfeitures (as we do for financial reporting purposes). The amounts shown in the table below also include a ratable portion of each grant we made in prior years to the extent the vesting period fell in 2007 or 2006, as applicable, (except where generally accepted accounting principles (“GAAP”) required us to recognize the full amount in a prior year, as is the case when a grant is made to a retirement-eligible executive and under the terms of such award the executive is permitted to retain all or part of such award upon retirement without fulfilling the vesting period). Please also refer to the table in this Proxy Statement with the caption “Grants of Plan-Based Awards.”

VII EXECUTIVE COMPENSATION	35

(2)	The amounts reported in this column reflect compensation earned for 2007 and 2006 performance under our annual cash incentive compensation program. We pay the annual cash bonus payments in the fiscal year following the fiscal year in which they were earned.

(3)	Consists of a one-time discretionary cash bonus in connection with our acquisition of AAT.

(4)	This amount represents $11,177 of reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan not generally provided to all employees and $3,000 of company matching contributions to the recipient’s 401(k) plan.

(5)	This amount represents reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan not generally provided to all employees.

(6)	This amount represents $13,380 of reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan not generally provided to all employees and $3,000 of company matching contributions to the recipient’s 401(k) plan.

(7)	This amount represents $2,663 of reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan not generally provided to all employees and $3,000 of company matching contributions to the recipient’s 401(k) plan.

Grants of Plan-Based Awards

In this table, we provide information concerning each grant of an option award made to a Named Executive Officer in the most recently completed fiscal year. These options awards were under SBA’s 2001 Equity Participation Plan, as amended and restated, which is discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.” In all cases, the exercise price was equal to the closing market price of our Class A common stock on the date of grant. Finally, in the last column, we report the aggregate FAS123(R) value of all awards made in 2007.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Option Awards ($)
	Threshold ($)	Target ($)(2)
Jeffrey A. Stoops	237,500	475,000	2/26/2007	142,500	28.54	1,629,430
Kurt L. Bagwell	144,000	288,000	2/26/2007	55,000	28.54	628,903
Thomas P. Hunt	122,400	244,800	2/26/2007	55,000	28.54	628,903
Anthony J. Macaione	65,750	131,500	2/26/2007	46,500	28.54	531,709
Jason V. Silberstein	40,000	(4)	2/26/2007	41,000	28.54	468,819

(1)	The amounts reported in these columns reflect potential payments of annual cash bonuses based on 2007 performance. The 2007 annual cash bonus payments were made in March 2008. The actual amounts paid under our annual cash bonus program are the amounts reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	As described in the CD&A on page 29, each performance metric in the annual incentive compensation program has a budget, target and maximum level, entitling the officer to 50%, 100% or 150% of the amount of bonus earnable by the officer for the applicable metric. An executive would be entitled to receive 100% of his annual cash bonus opportunity if the Company and the individual met each of the performance metrics at the target level. However, as the Company has a policy that no executive officer, other than Mr. Silberstein, may receive an annual cash incentive bonus in excess of his annual cash bonus opportunity achievement of any performance metric at the maximum level could offset achievement of another performance metric below the target level.

(3)	This column represents the number of stock options granted in 2007 to the Named Executive Officers. These options vest and become exercisable ratably in four equal annual installments, beginning on February 26, 2008, the first anniversary of the grant date.

(4)	As discussed in the CD&A on page 30, Mr. Silberstein’s bonus opportunity is unlimited.

VII EXECUTIVE COMPENSATION	36

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

As discussed above under the caption “Compensation Discussion and Analysis,” we have entered into employment agreements with Messrs. Stoops, Bagwell, Hunt and Macaione in order to further our ability to retain their services as executive officers of SBA.

Employment Agreement with Mr. Stoops

Mr. Stoops has executed an employment agreement with us that currently expires on December 31, 2008. Under his employment agreement, Mr. Stoops is entitled to receive a base salary and an annual cash bonus based on achievement of performance criteria established by the Board of Directors. The cash bonus paid to Mr. Stoops is not permitted to exceed his base annual salary. The employment agreement provides that upon our termination of his employment without cause, or Mr. Stoops’ resignation for good reason, Mr. Stoops is entitled to receive (i) an amount equal to three times the sum of: (a) his annual base salary, (b) reference bonus and (c) the value of health, medical and other fringe benefits (as calculated in the employment agreement), and (ii) a pro rata portion of the bonus for the year in which the termination or resignation occurs. Upon a change in control, the agreement is automatically extended for three years. The employment agreement defines reference bonus as being the greater of (1) $312,295.50, (2) 75% of Mr. Stoops’ annual cash bonus opportunity for the year in which the termination occurs and (3) 100% of Mr. Stoops’ bonus for the year immediately preceding the year in which Mr. Stoops’ termination of employment occurred. The agreement also provides for noncompetition, nonsolicitation and nondisclosure covenants.

The definitions of “cause,” “good reason,” and “change in control” as such terms are discussed above follow.

“Cause” means any of the following events: (i) the officer’s willful, material violation of any law or regulation applicable to our business; (ii) the officer’s conviction of, or plea of “no contest” to, a felony; (iii) any willful act by the officer of an act involving moral turpitude or common law fraud; (iv) any act of gross negligence by the officer in the performance of his duties; (v) any material violation of the employee manuals of our company, as in effect from time to time; or (vi) any willful misconduct by the officer that is materially injurious to the financial condition, business, or reputation of, or is otherwise materially injurious to, our company.

“Good reason” means any of the following events: (i) the officer’s position, title, duties, and reporting responsibilities with us in effect on the effective date specified in the employment agreement become less favorable in any material respect; (ii) a reduction in the base salary, bonus or material benefits, as of the effective date specified in the employment agreement; or (iii) the relocation, without the officer’s consent, of the officer’s principal place of business to a location that is more than 20 miles from the officer’s primary business location on the effective date specified in the employment agreement.

A “change in control” shall be deemed to have occurred when (i) any person (other than Mr. Bernstein) is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then-outstanding securities; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board as of the effective date specified in the employment agreement and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by our shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date specified in the employment

VII EXECUTIVE COMPENSATION	37

agreement or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of our company, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of ours, at least 50% of the combined voting power of our or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of our company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities; or (iv) our shareholders approve a plan of complete liquidation or dissolution of our company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of our company in substantially the same proportions as their ownership of our company immediately prior to such sale.

Employment Agreements with Messrs. Bagwell, Hunt and Macaione

On September 18, 2006 we entered into employment agreements with Messrs. Bagwell, Hunt and Macaione. The agreements with Messrs. Bagwell and Hunt replaced existing employment agreements entered into with them on February 28, 2003, which were set to expire on December 31, 2006. The employment agreements provide for each of Messrs. Bagwell, Hunt and Macaione to serve in their present positions and expire on December 31, 2009.

Pursuant to the September 2006 employment agreements, each of Messrs. Bagwell, Hunt and Macaione is entitled to receive an annual base salary and annual bonus based on achievement of performance criteria established by the Compensation Committee of the Board of Directors. The employment agreements provide for each of the executive officers to be paid a minimum annual base salary currently set at $277,500, $277,500 and $247,500 for Messrs. Bagwell, Hunt and Macaione, respectively. The employment agreements also provide for each of the executive officers to be eligible to earn a minimum annual cash bonus opportunity for each year equal to 100%, 85% and 50% of base salary for Messrs. Bagwell, Hunt and Macaione, respectively, which the employment agreements define as the “minimum target bonus”. For 2007, the Compensation Committee approved increases in the base salaries of Messrs. Bagwell, Hunt and Macaione to $288,000, $288,000 and $263,000, respectively.

The employment agreements provide that upon termination of the executive officer’s employment without cause, or upon the executive officer’s resignation for good reason, the executive officer is entitled to receive: (i) an amount equal to two times the sum of: (a) his annual base salary in effect for the year in which termination or resignation occurs and (b) the minimum target bonus, (ii) an amount equal to the pro rata portion of the minimum target bonus for the year in which the termination or resignation occurs, and (iii) continuation of medical, dental and life insurance benefits until the earlier of the second anniversary of the termination date or the date the executive officer becomes eligible for comparable benefits provided by a third party. Upon a change in control, the employment agreements are automatically extended for two years from the date of such change in control. Additionally, the employment agreements provide for a gross-up payment to compensate the executive officers for certain taxes in the event that any payments made in connection with a termination of employment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or any interest and penalties payable with respect to such excise tax. The employment agreements also provide for noncompetition, nonsolicitation and nondisclosure covenants.

VII EXECUTIVE COMPENSATION	38

The definitions of “cause,” “good reason,” and “change in control” as such terms are discussed above follow.

“Cause” means all of the same events as used in Mr. Stoops’ employment agreement except (v) above does not constitute “cause” and the following two additional events will constitute cause for Messrs. Bagwell, Hunt and Macaione: (i) the officer’s material violation of our Code of Ethics; and (ii) the indictment for any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or our property where such indictment has a material adverse impact on the officer’s ability to perform his duties.

“Good reason” means all of the same events as used in Mr. Stoops’ employment agreement except that with respect to (ii) above the reference to bonus refers to the minimum target bonus of Messrs. Bagwell, Hunt and Macaione and with respect to (iii) above the distance from the primary business location refers to 60 miles.

A “change in control” shall be deemed to have occurred under the same events as used in Mr. Stoops’ employment agreement except that with respect to (i) above the threshold of beneficial ownership is 35% and with respect to (ii) above the vote required for any new director as used in that section is a majority of directors then still in office.

VII EXECUTIVE COMPENSATION	39

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options for each Named Executive Officer outstanding as of the end of our most recently completed fiscal year. Each stock option grant is shown separately for each Named Executive Officer.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
		Exercisable	Unexercisable
Jeffrey A. Stoops	12/16/1999	89,179	—		15.25	12/16/2009
	02/11/2004	—	48,750	(1)	4.25	2/11/2014
	02/01/2005	43,750	87,500	(2)	8.56	2/1/2015
	01/19/2006	35,625	106,875	(3)	19.10	1/19/2016
	02/26/2007	—	142,500	(4)	28.54	2/26/2014

		168,554	385,625

Kurt L. Bagwell	02/11/2004	—	21,250	(1)	4.25	2/11/2014
	02/01/2005	—	41,000	(2)	8.56	2/1/2015
	01/19/2006	—	41,250	(3)	19.10	1/19/2016
	02/26/2007	—	55,000	(4)	28.54	2/26/2014

		—	158,500

Thomas P. Hunt	02/11/2004	30,035	18,750	(1)	4.25	2/11/2014
	02/01/2005	36,000	36,000	(2)	8.56	2/1/2015
	01/19/2006	13,750	41,250	(3)	19.10	1/19/2016
	02/26/2007	—	55,000	(4)	28.54	2/26/2014

		79,785	151,000

Anthony J. Macaione	04/19/2004	—	18,750	(5)	4.30	4/19/2014
	02/01/2005	12,987	30,500	(2)	8.56	2/1/2015
	01/19/2006	11,625	34,875	(3)	19.10	1/19/2016
	02/26/2007	—	46,500	(4)	28.54	2/26/2014

		24,612	130,625

Jason V. Silberstein	12/16/1999	6,557	—		15.25	12/16/2009
	07/01/2001	202	—		0.05	7/1/2011
	01/07/2002	20,000	—		12.94	1/7/2012
	05/14/2003	20,000	—		2.10	5/14/2013
	02/11/2004	13,750	13,750	(1)	4.25	2/11/2014
	02/01/2005	12,500	25,000	(2)	8.56	2/1/2015
	01/19/2006	10,250	30,750	(3)	19.10	1/19/2016
	02/26/2007	—	41,000	(4)	28.54	2/26/2014

		83,259	110,500

(1)	The options awarded pursuant to this option grant vest and become exercisable in four equal annual installments, with the first installment having vested on February 11, 2005.

(2)	The options awarded pursuant to this option grant vest and become exercisable in four equal annual installments, with the first installment having vested on February 1, 2006.

(3)	The options awarded pursuant to this option grant vest and become exercisable in four equal annual installments, with the first installment having vested on January 19, 2007.

(4)	The options awarded pursuant to this option grant vest and become exercisable in four equal annual installments, with the first installment having vested on February 26, 2008.

(5)	The options awarded pursuant to this option grant vest and become exercisable in four equal annual installments, with the first installment having vested on April 19, 2005.

VII EXECUTIVE COMPENSATION	40

Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options during the most recently completed fiscal year for each of the Named Executive Officers. Each individual exercise of a stock option grant on a particular day is shown separately for each Named Executive Officer along with the total number of exercises of stock options and total value realized on exercise during the most recently completed fiscal year.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Jeffrey A. Stoops	75,000	2,168,250
	48,750	1,304,550

	123,750	3,472,800	(2)

Kurt L. Bagwell	1,667	48,060	(3)
	13,334	308,361
	13,335	302,705	(3)
	32,500	943,689
	32,500	929,500	(3)
	7,470	197,582	(3)
	35,030	939,904
	41,000	923,464
	13,750	165,052

	190,586	4,758,317

Thomas P. Hunt	82,500	2,081,475
	16,274	375,604
	64,167	1,240,348
	9,941	239,379
	27,500	768,625

	200,382	4,705,431	(2)

Anthony J. Macaione	12,987	314,323
	2,263	59,132	(4)
	18,750	569,813	(4)

	34,000	943,268

Jason V. Silberstein	20,000	614,000
	5,001	124,025

	25,001	738,025

(1)	We computed the dollar amount of value realized on exercise by multiplying the number of shares times the difference between the market price of the underlying Class A common stock at exercise and the exercise price of the options. Unless otherwise indicated, the options were exercised and sold and therefore market price refers to the actual market price at which the shares were sold.

(2)	Each of Messrs. Stoops and Hunt exercised and held all of the referenced option exercises. Consequently, the value realized on exercise is calculated by multiplying the number of shares times the difference between the closing price of Class A common stock on the day preceding the exercise date and the exercise price of the options.

(3)	Mr. Bagwell exercised and held each of the referenced option exercises. Consequently, the value realized on exercise is calculated by multiplying the number of shares times the difference between the closing price of Class A common stock on the day preceding the exercise date and the exercise price of the options.

(4)	Mr. Macaione exercised and held each of the referenced option exercises. Consequently, the value realized on exercise is calculated by multiplying the number of shares times the difference between the closing price of Class A common stock on the day preceding the exercise date and the exercise price of the options.

VII EXECUTIVE COMPENSATION	41

Potential Payments Upon Termination or Change in Control

The basic elements of our severance and change in control provisions included in the employment agreements with Messrs. Stoops, Bagwell, Hunt and Macaione are:

•

Covered terminations. The executive would receive severance payments if his employment is terminated (1) by SBA without cause, (2) by the executive for good reason or (3) if, within two years of a change in control (three years in the case of Mr. Stoops), the executive’s employment is terminated (i) by SBA without cause or (ii) by the executive for good reason.

•

Severance payment. Upon occurrence of a covered termination, the executive would receive a severance payment of two times (three times for Mr. Stoops) the executive’s current base salary plus the annual cash bonus opportunity (or the reference bonus for Mr. Stoops) for the year in which the termination occurred.

•

Impact of change in control. Upon the occurrence of a change in control, the term of each of our employment agreements is extended by two years (three years for Mr. Stoops) and, if the executive is subsequently terminated as a result of a covered termination, the severance payment is payable in lump sum, provided that the event qualifies as a “change in control event” under Section 409A of the Code, rather than in equal installments over twenty-four months, or thirty-six months, as the case may be.

•

Benefit continuation. For Messrs. Bagwell, Hunt and Macaione, basic employee benefits such as medical, dental and life insurance, but excluding the supplemental medical reimbursement benefit would be continued for up to two years following termination of employment. Mr. Stoops will be entitled to receive three times the greater of (1) $33,560 and (2) the value of all medical, dental, health, life, and other fringe benefit plans and arrangements, including the supplemental medical reimbursement benefit, applicable to him and his dependents for the year in which the termination occurs.

•

Excise tax. In the event the payments made to the executive, or the value of other benefits received by the executive, in connection with a change in control exceed certain limits, Section 4999 of the Internal Revenue Code imposes an excise tax on the employee. Pursuant to the employment agreements entered into with Messrs. Bagwell, Hunt and Macaione, the costs of this excise tax, including related tax gross-ups, would be borne by SBA.

In addition, our equity participation plans provide for accelerated vesting of options upon a change in control.

The employment agreements we entered into with Messrs. Stoops, Bagwell, Hunt and Macaione define “cause”, “good reason” and “change in control” for purposes of determining severance payments. Please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for the definitions of these terms and additional details on the severance and change-in-control provisions that affect our Named Executive Officers.

VII EXECUTIVE COMPENSATION	42

The estimated payments and benefits that would be provided to each Named Executive Officer as a result of a termination for “good reason” or “without cause” are set forth in the table below. Calculations for this table are based on the assumption that the termination for “good reason” or “without cause” took place on December 31, 2007. While the employment agreements of certain of the Named Executive Officers require that we pay tax-gross up payments to satisfy certain excise taxes payable on severance payments upon termination, no such excise taxes would have been due as of December 31, 2007.

Name and Type of Payment/Benefit	Amount of Payments Upon Termination on 12/31/2007 for “good reason” or “without cause” ($)
Jeffrey A. Stoops
Base salary(1)	1,425,000
Bonus(2)	1,200,000
Value of accelerated stock options(4)	5,985,100
Health/life insurance benefits(5)	100,680

Total	8,710,780

Kurt L. Bagwell
Base salary(1)	576,000
Bonus(3)	576,000
Value of accelerated stock options(4)	2,564,793
Health/life insurance benefits(5)	28,682
Tax gross up(6)	—

Total	3,745,475

Thomas P. Hunt
Base salary(1)	576,000
Bonus(3)	489,680
Value of accelerated stock options(4)	2,364,418
Health/life insurance benefits(5)	29,066
Tax gross up(6)	—

Total	3,459,164

Anthony J. Macaione
Base salary(1)	526,000
Bonus(3)	263,000
Value of accelerated stock options(4)	2,085,423
Health/life insurance benefits(5)	28,682
Tax gross up(6)	—

Total	2,903,105

Jason V. Silberstein
Base salary(7)	—
Bonus(7)	—
Value of accelerated stock options(7)	1,709,418
Health/life insurance benefits(7)	—

Total	1,709,418

(1)	For Mr. Stoops, this reflects a payment equal to three times Mr. Stoops’ base salary as of December 31, 2007. For Messrs. Bagwell, Hunt and Macaione this reflects a payment equal to two times their base salaries as of December 31, 2007.

(2)	In connection with a termination for “good reason” or “without cause,” Mr. Stoops is eligible to receive three times his reference bonus. For Mr. Stoops, this reflects a payment equal to three times Mr. Stoops’ actual bonus paid in 2007. Please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment

VII EXECUTIVE COMPENSATION	43

Agreements” for a definition of reference bonus as used in Mr. Stoops’ employment agreement. Mr. Stoops is also entitled to receive a pro rata portion of the annual cash bonus opportunity for the year in which the termination or resignation occurs.

(3)	For Messrs. Bagwell, Hunt and Macaione, this reflects a payment equal to two times the minimum target bonus. Under the terms of their employment agreements, the minimum target bonus is equal to 100%, 85% and 50% of Messrs. Bagwell’s, Hunt’s and Macaione’s base salary, respectively. Each of Messrs. Bagwell, Hunt and Macaione is also entitled to receive a pro rata portion of the minimum target bonus for the year in which the termination or resignation occurs.

(4)	Value of accelerated stock options reflects the excess of the market price of our Class A common stock on the last business day of the last completed fiscal year, December 31, 2007 ($33.84) over the exercise price of the stock option. Our equity participation plans provide for accelerated vesting of options upon a change in control.

(5)	For Mr. Stoops, this amount reflects a payment equal to three times the value of health and life insurance benefits and other fringe benefit plans and arrangements applicable to Mr. Stoops and his dependents based on an amount of $33,560 under the terms of Mr. Stoops’ employment agreement. For Messrs. Bagwell, Hunt and Macaione, this amount reflects a payment equal to two times the value of health and life insurance benefits, excluding the medical expense reimbursement plan, received in 2007 by Messrs. Bagwell, Hunt and Macaione. For Messrs. Bagwell, Hunt and Macaione, this amount is based on current rates and benefit elections by each executive.

(6)	The employment agreements with each of Messrs. Bagwell, Hunt and Macaione provide for tax gross-up payments with respect to any payments made upon a termination for “good reason” or “without cause” that would constitute a “parachute payment” and be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties payable with respect to such excise tax.

(7)	Mr. Silberstein does not have an employment agreement with us and is not entitled to any payments of salary, bonus or health and life insurance benefits in the event of a termination for “good reason” or “without cause.” Our equity participation plans provide for accelerated vesting of options upon a change in control.

VII EXECUTIVE COMPENSATION	44

VIII.	SECURITY OWNERSHIP

The table below shows the beneficial ownership as of March 21, 2008 of our Class A common stock held by each of the directors, nominees for director, Named Executive Officers, all current directors and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our Class A common stock. As of March 21, 2008, we had 108,521,087 shares of Class A common stock outstanding.

Name	Number Of Shares Beneficially Owned(1)		Percent Of Class A Common Stock
Steven E. Bernstein	506,808	(2)	*
Jeffrey A. Stoops	2,205,239	(3)	2.0%
Brian C. Carr	53,666	(4)	*
Duncan H. Cocroft	59,999	(5)	*
Philip L. Hawkins	52,999	(5)	*
Jack Langer	50,999	(5)	*
Steven E. Nielsen	49,999	(6)	*
Kurt L. Bagwell	161,800	(7)	*
Thomas P. Hunt	373,393	(8)	*
Anthony J. Macaione	104,399	(9)	*
Jason V. Silberstein	153,152	(10)	*
All current directors and executive officers as a group (11 persons)	3,772,453	(11)	3.5%
Richard B. Worley	5,542,331	(12)	5.1%
Baron Capital Group, Inc.	5,993,770	(13)	5.5%
Shumway Capital Partners LLC	5,464,735	(14)	5.0%
T. Rowe Price Associates, Inc.	7,402,700	(15)	6.8%

*	Less than 1% of outstanding shares.

Except as otherwise indicated, the address of each person named in this table is c/o SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487.

(1)	In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable within 60 days after March 21, 2008 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(2)	This number includes shares owned by the Steven E. Bernstein Charitable Trust. This number includes options to purchase 16,666 shares of Class A common stock that are exercisable within 60 days after March 21, 2008.

(3)	This number includes options to purchase 281,997 shares of Class A common stock that are exercisable within 60 days after March 21, 2008. This number includes 1,915,768 shares of Class A common stock which are pledged or held in a margin account. Mr. Stoops shares voting and investment power with respect to 1,915,768 shares of Class A common stock with his spouse. This number includes an aggregate of 5,800 shares of Class A common stock held by four different trusts each for the benefit of one of Mr. Stoops’ four children. Mr. Stoops disclaims beneficial ownership of the 5,800 shares of Class A common stock held by the trusts.

(4)	This number includes options to purchase 36,666 shares of Class A common stock that are exercisable within 60 days after March 21, 2008.

(5)	This number includes options to purchase 49,999 shares of Class A common stock that are exercisable within 60 days after March 21, 2008.

(6)	This number includes options to purchase 29,999 shares of Class A common stock that are exercisable within 60 days after March 21, 2008. Mr. Nielsen shares voting and investment power with respect to 20,000 shares of Class A common stock with his spouse.

(7)	This number includes options to purchase 69,250 shares of Class A common stock that are exercisable within 60 days after March 21, 2008.

VIII SECURITY OWNERSHIP	45

(8)	This number includes options to purchase 122,913 shares of Class A common stock that are exercisable within 60 days after March 21, 2008. This number includes 250,480 shares of Class A common stock which are pledged or held in a margin account. Mr. Hunt shares voting and investment power with respect to 250,480 shares of Class A common stock with his spouse.

(9)	This number includes options to purchase 81,862 shares of Class A common stock that are exercisable within 60 days after March 21, 2008. Mr. Macaione shares voting and investment power with respect to 22,537 shares of Class A common stock with his spouse.

(10)	This number includes options to purchase 130,009 shares of Class A common stock that are exercisable within 60 days after March 21, 2008.

(11)	This number includes options to purchase 919,359 shares of Class A common stock that are exercisable within 60 days after March 21, 2008.

(12)	This number is based solely on the Schedule 13G filed with the Commission on February 14, 2008, by Richard B. Worley, Permit Capital Telecom, L.P. (“Telecom”), Permit Capital GP, L.P. (“PCGPLP”) and Permit Capital GP, Inc. (“PCGP”). According to the Schedule 13G, (i) Richard B. Worley has sole voting power and sole dispositive power with respect to 1,399,785 shares of Class A common stock and shared voting power and shared dispositive power with respect to 4,142,546 shares of Class A common stock; (ii) Telecom has shared voting power and shared dispositive power with respect to 3,881,586 shares of Class A common stock; and (iii) PCGPLP and PCGP have shared voting power and shared dispositive power with respect to 4,142,546 shares of Class A common stock. Mr. Worley is the sole stockholder of PCGP, PCGP is the general partner of PCGPLP and PCGPLP is the general partner of Telecom. The principal business address of each of the foregoing is 100 Front Street, Suite 900, West Conshohocken, Pennsylvania 19428.

(13)	This number is based solely on the Schedule 13G filed with the Commission on February 14, 2008 by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), an investment adviser, Baron Capital Management, Inc. (“BCM”), an investment adviser, and Ronald Baron, Chairman and CEO of BCG, BAMCO and BCM. According to the Schedule 13G, (i) BCG has shared voting power with respect to 5,887,770 shares of Class A common stock and shared dispositive power with respect to 5,993,770 shares of Class A common stock; (ii) BAMCO has shared voting power with respect to 5,857,620 shares of Class A common stock and shared dispositive power with respect to 5,963,620 shares of Class A common stock; (iii) BCM has shared voting power and shared dispositive power with respect to 30,150 shares of Class A common stock; and (iv) Ronald Baron has shared voting power with respect to 5,887,770 shares of Class A common stock and shared dispositive power with respect to 5,993,770 shares of Class A common stock.

(14)	This number is based solely on the Schedule 13G filed with the Commission on February 1, 2008 by Shumway Capital Partners LLC. and Chris W. Shumway, its Managing Member. According to the Schedule 13G, Shumway Capital Partners and Chris W. Shumway have shared voting power and shared dispositive power with respect to these shares. The principal business address of each of the foregoing is One Fawcett Place, Greenwich, CT 06830.

(15)	This number is based solely on the Amendment No. 1 to the Schedule 13G filed with the Commission on February 12, 2008 by T. Rowe Price Associates, Inc. According to the Schedule 13G, T. Rowe Price has sole voting power with respect to 1,724,550 shares of Class A common stock and sole dispositive power with respect to 7,402,700 shares of Class A common stock. The principal business address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

VIII SECURITY OWNERSHIP	46

IX.	OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and Nasdaq reports of ownership and changes in ownership of our Class A common stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during the 2007 fiscal year, our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for the inadvertent failure to file one Form 4 for Mr. Hunt on a timely basis relating to the exercise of stock options on February 14, 2007.

Shareholder Proposals for 2009 Annual Meeting

Shareholder proposals should be sent to SBA at the address set forth in the Notice of Annual Meeting of Shareholders. The deadline for submission of shareholder proposals, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, for inclusion in our proxy statement for the 2009 Annual Meeting of Shareholders is December 5, 2008. Additionally, SBA must receive notice of any shareholder proposal to be submitted at the 2009 Annual Meeting of Shareholders (but not required to be included in our proxy statement) by December 5, 2008, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners.

Available Information

We maintain an internet website at http://www.sbasite.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee, together with certain other corporate governance materials, including our Code of Ethics and Code of Conduct, can be found under the Investor Relations-Corporate Governance section of our website at http://ir.sbasite.com/governance.cfm, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2007 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations-Corporate Governance section of our internet website at http://ir.sbasite.com/annuals.cfm. A request for a copy of such report should be directed to SBA Communications Corporation, 5900 Broken Sound Parkway NW, Attention: Investor Relations. A copy of any exhibit to the 2007 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

IX OTHER MATTERS	47

Appendix A

SBA COMMUNICATIONS CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1	Purpose and Scope

The purpose of the SBA Communications Corporation 2008 Employee Stock Purchase Plan is to assist employees of SBA Communications Corporation and its subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

1.2	Administration of Plan

The Plan shall be administered by the Committee. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the plan under Section 423 of the Code. The Committee also is authorized to (1) change the Option Periods and Offering Dates under the Plan and (2) change or modify the method of participation in the Plan by providing written notice to all Employees at least 15 days prior to the date following which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more agents. The Committee’s interpretation and decisions in respect to the Plan shall be final and conclusive.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1.    “Board”    shall mean the Board of Directors of the Company.

2.2.    “Class A Common Stock”    shall mean shares of Class A common stock of the Company, par value $0.01 per share.

2.3.    “Code”    shall mean the Internal Revenue Code of 1986, as amended.

2.4.    “Committee”    shall mean the Compensation Committee of the Board, which Committee shall administer the Plan as provided in Section 1.2 hereof.

2.5.    “Company”    shall mean SBA Communications Corporation, a Florida corporation.

2.6.    “Compensation”    shall mean the base salary, bonuses, overtime and commissions paid to an Employee by the Company or a Subsidiary in accordance with established payroll procedures.

2.7.    “Eligible Employee”    shall mean an Employee who (a) has been continuously employed by the Company or Subsidiary for at least 90 consecutive days, (b) is customarily scheduled to work at least 20 hours per week, (c) whose customary employment is more than five (5) months in a calendar year, and (d) is not ineligible in accordance with Section 3.2(b).

Appendix A	A-1

2.8.    “Employee”    shall mean any employee of the Company or a Subsidiary.

2.9.    “Exchange Act”    shall mean the Securities Exchange Act of 1934, as amended.

2.10.    “Fair Market Value”    of a share of Class A Common Stock as of a given date shall mean (i) the average of the closing prices of the sales of Class A Common Stock on the trading date previous to such date on all national securities exchanges on which such securities may at the time be listed, or, if there have been no sales on any such exchange on the trading date previous to such date, the average of the highest bid and lowest asked prices on all such exchanges at the close of business on the trading day previous to such date, or (ii) if on any date no such shares of Class A Common Stock are so listed, the last sales price quoted in the NASDAQ System as of 4:00 P.M., New York time on the trading date previous to such date, or (iii) if on any date such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on the trading date previous to such date in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, or (iv) if Class A Common Stock is not publicly traded or quoted or sold in the over-the-counter market, the fair market value of a share of Class A Common Stock as established by the Committee acting in good faith.

2.11.    “Lump Sum Payment Date”    shall have the meaning assigned in Section 3.2(b)(i) of this Plan.

2.12.    “Offering Date”    shall mean May 31, August 31, November 30 and February 28 (29th in leap years) of each year.

2.13.    “Option Period”    shall mean the quarterly period ending with each Offering Date.

2.14.    “Option Price”    shall mean the purchase price of a share of Class A Common Stock hereunder as provided in Section 4.1 hereof.

2.15.    “Participant”    shall mean any Eligible Employee who elects to participate.

2.16.    “Plan”    shall mean this SBA Communications Corporation 2008 Employee Stock Purchase Plan, as the same may be amended from time to time.

2.17.    “Plan Account”    shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.18.    “Subsidiary”    shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE III.

PARTICIPATION

3.1	Eligibility

Subject to Section 3.2(b), an Eligible Employee may participate in the Plan if immediately after the applicable Offering Date, such Employee would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

Appendix A	A-2

3.2	Election to Participate

(a)    Payroll Deductions.    An Eligible Employee may participate in the Plan by means of payroll deductions prior to the relevant Option Period. An Eligible Employee may elect to participate in the Plan during an Option Period by delivering to the Company, no later than the close of business on the last business day of the calendar month preceding the commencement of an Option Period, a written payroll deduction authorization on a form prescribed by the Company. Payroll deductions remitted by a Participant (a) must be equal to at least 1% of the Participant’s Compensation as of the Offering Date; (b) must be equal to at least five dollars ($5.00) per pay period; and (c) may be expressed either as (i) a whole number percentage or (ii) a fixed dollar amount, subject to the provisions of Sections 4.2 and 4.3 hereof. Amounts deducted from a Participant’s Compensation pursuant to this Section 3.2(a) shall be credited to the Participant’s Plan Account.

(b)    Optional Lump Sum Payments.    An Eligible Employee may elect to participate in the Plan during an Option Period by delivering to the Company, not later than the close of business on the last business day of the calendar month preceding the commencement of an Option Period, a written notice of election to participate in the Plan by lump sum payment. Lump sum payments remitted by a Participant must be expressed as a fixed dollar amount, subject to the provisions of Sections 4.2 and 4.3 hereof. Lump sum payments remitted by the Participant pursuant to this Section 3.2(b) shall be credited to the Participant’s Plan Account. Lump sum payments remitted by a participant must be remitted in current funds no later than two (2) weeks prior to the end of the applicable Option Period (the “Lump Sum Payment Date”).

3.3	Change in Participation

(a)    Decrease of Contribution.    A Participant may discontinue his or her participation in the Plan as provided in Article VI hereof, or may decrease his or her payroll deductions or lump sum payment at any time during an Option Period, by delivering to the Company a new written deduction authorization or lump sum election, as applicable, in the form prescribed by the Company, authorizing a reduction in the amount of payroll deductions or lump sum amount, as the case may be.

(b)    Increase of Contribution.    A Participant may not increase the amount of his or her payroll deductions or lump sum contributions once the Option Period has begun.

(c)    Miscellaneous.    The Committee shall have the authority to modify the rules and regulations regarding changes in Participation, by providing Participants notice of such change 15 days prior to the Offering Date.

3.4	Leave of Absence

During leaves of absence approved by the Company and meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction, or if elected, a lump sum payment prior to the relevant Offering Date as specified in the Participant’s written notice to the Company, as applicable.

Appendix A	A-3

ARTICLE IV.

PURCHASE OF SHARES

4.1	Option Price

The Option Price per share of the Class A Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on the Offering Date.

4.2	Purchase of Shares

(a)    On each Offering Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Option Price the largest number of whole shares of Class A Common Stock which can be purchased with the amount in the Participant’s Plan Account. The balance, if any, remaining in the Participant’s Plan Account (after exercise of his or her option) as of an Offering Date shall, at the election of the Company, be either carried forward to the next Option Period or refunded.

(b)    As soon as practicable following each Offering Date, the Company, pursuant to each Participant’s instructions, will electronically deliver to the Participant’s designated brokerage account such number of shares purchased pursuant to Section 4.2(a) above. Thereafter, if requested by the Participant, the Company will physically deliver to the Participant a certificate issued in his or her name for such number of shares; or transfer such shares to another brokerage account. In the event the Company is required to obtain from any commission or agency authority to issue and deliver the shares, either physically or electronically, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance and delivery of the shares, either physical or electronic, shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

4.3	Limitations on Purchase

No Employee shall be granted an option under the Plan which permits his or her rights to purchase Class A Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Class A Common Stock at the time the option is granted) for each calendar year such option is outstanding. For purposes of this Section 4.3, the right to purchase Class A Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Class A Common Stock which has accrued under one option under the Plan may not be carried over to any other option.

4.4	Transferability of Rights

An option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition thereof shall be null and void and of no effect.

Appendix A	A-4

ARTICLE V.

PROVISIONS RELATING TO CLASS A COMMON STOCK

5.1	Class A Common Stock Reserved

There shall be 500,000 authorized but un-issued or reacquired shares of Class A Common Stock reserved for issuance pursuant to this Plan, subject to adjustment in accordance with Section 5.2 hereof.

5.2	Adjustment for Changes in Class A Common Stock

In the event that adjustments are made in the number of outstanding shares of Class A Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee shall make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder and (b) the Option Price of outstanding options.

5.3	Merger, Acquisition or Liquidation

In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 80% or more of the Company’s then outstanding voting stock or the liquidation or dissolution of the Company, the date of exercise with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code.

5.4	Insufficient Shares

If the aggregate funds available for the purchase of Class A Common Stock on any Offering Date would cause an issuance of shares in excess of the number provided for in Section 5.1 hereof, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Offering Date.

5.5	Rights as Stockholders

With respect to shares of Class A Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, the shares have been issued and either physically or electronically delivered, to him or her, following exercise of his or her option.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1	Early Termination of Participation; Voluntary Withdrawal

(a)    A Participant may terminate his or her obligation to make any additional payments into the Plan, either by additional payroll deductions or by additional lump sum payments, at any time during an Option Period by delivering written notice of such early termination to the Company. Upon delivery of such notice, all payroll deductions will cease and/or the Participant will be relieved from any

Appendix A	A-5

future lump sum payment obligations, as applicable. Upon any such early termination, such Participant may elect either to withdraw from the Plan pursuant to Section 6.1(b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Class A Common Stock pursuant to Section 4.2. A Participant who early terminates his or her participation in the Plan during any Option Period shall not be permitted to resume making contributions, or remitting lump sum payments, as applicable, to the Plan during such Option Period.

(b)    A Participant may withdraw from the Plan at any time by written notice to the Company prior to the close of business on an Offering Date. Within 21 days after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant’s Plan Account to him or her, and the following shall be deemed automatically terminated: (i) the Participant’s payroll deduction authorization or written notice of election to participate in the Plan by remitting a lump sum payment, as applicable, (ii) his or her interest in the Plan and (iii) his or her option under the Plan. Any Eligible Employee who withdraws from the Plan may again become a Participant in accordance with Section 3.2 hereof.

6.2	Termination of Eligibility

(a)    If a Participant ceases to be eligible under Section 3.1 hereof for any reason, the amount in such Participant’s Plan Account will be refunded to the Participant or his or her designated beneficiary or estate within 21 days of his or her termination of employment or other cessation of eligibility.

(b)    Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant’s Plan Account, the Participant’s interest in the Plan and the Participant’s option under the Plan shall terminate.

ARTICLE VII.

GENERAL PROVISIONS

7.1	Condition of Employment

Neither the creation of the Plan nor an Employee’s participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

7.2	Amendment of the Plan

(a)    The Board or Committee may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within 12 months before or after action by the Board or Committee, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.

(b)    Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded within 21 days of such termination.

7.3	Use of Funds; No Interest Paid

All funds received by the Company by reason of purchase of Class A Common Stock hereunder will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

Appendix A	A-6

7.4	Term; Approval by Stockholders

The Plan shall terminate on the tenth anniversary of the date of its initial approval by the stockholders of the Company, unless earlier terminated by action of the Board. No option may be granted during any period of suspension of the Plan nor after termination of the Plan. The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all options previously granted under the Plan shall thereupon be canceled and become null and void.

7.5	Effect Upon Other Plans

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.6	Conformity to Securities Laws

Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.7	Governing Law

The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

Appendix A	A-7

Proxy — SBA COMMUNICATIONS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2008

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement and hereby appoints Steven E. Bernstein and Jeffrey A. Stoops or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of Class A common stock of SBA Communications Corporation (“Company”) at the Annual Meeting of Shareholders to be held at the Company’s corporate office, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487 on Tuesday, May 6, 2008, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To submit a proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2008. A copy of the Notice, the accompanying Proxy Statement for the 2008 Annual Meeting of Shareholders and our 2007 Annual Report are available at www.envisionreports.com/SBAC.

(Please Sign on Reverse Side)

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board of Directors recommends a vote FOR Proposals 1 through 4.

1. Election of Directors:	For	Withhold

01—Steven E. Bernstein*	☐	☐

02—Duncan H. Cocroft*	☐	☐

* To serve a term of three years, in each case, until their successors are duly elected and qualified.

	For	Against	Abstain

2. To approve the Company’s 2008 Employee Stock Purchase Plan.	☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.	☐	☐	☐

4. In their discretion, to transact such other business as may properly come before the meeting and any adjournment or postponement.	☐	☐	☐

B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.